Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF GEORGIA

NEWNAN DIVISION

In re:	)	Chapter 11
)
DAN RIVER INC., et al.	)	Case Nos. 04-10990 through 04-10993
	)	Jointly Administered
)
Debtors.	)	Judge Drake
)

DISCLOSURE STATEMENT FOR FIRST AMENDED AND RESTATED JOINT PLAN

OF REORGANIZATION FILED BY DAN RIVER INC., THE BIBB COMPANY LLC,

DAN RIVER INTERNATIONAL LTD. and DAN RIVER FACTORY STORES, INC.

Dated the 19th day of November, 2004

Filed by:

Dan River Inc., The Bibb Company LLC, Dan River International Ltd. and Dan

River Factory Stores, Inc., Debtors and Debtors-In-Possession

Attorneys for the Debtors and Debtors-In-Possession:

James A. Pardo, Jr.

Sarah R. Borders

King & Spalding LLP

191 Peachtree Street

Atlanta, Georgia 30303

(404) 572-4600

TABLE OF CONTENTS

I.	INTRODUCTION			2
	A.	OVERVIEW		2
	B.	SUMMARY OF THE PLAN		2
	C.	VOTING AND CONFIRMATION PROCEDURES		5
		1.	Who May Vote	6
		2.	Voting Instructions and Voting Deadline	6
		3.	Whom to Contact for More Information	7
		4.	Acceptance or Rejection of the Plan	7
		5.	Time and Place of the Confirmation Hearing	7
		6.	Objections to the Plan	8

II.	HISTORY OF THE DEBTORS AND EVENTS LEADING TO THE CHAPTER 11 FILING			8
	A.	FORMATION, BUSINESS, DEBT STRUCTURE, AND OTHER PRE-PETITION OBLIGATIONS OF THE DEBTORS		8
		1.	Formation and History of the Debtors	8
		2.	The Debtors’ Business Operations	11
		3.	Competitive Factors Affecting The Debtors’ Businesses	13
		4.	Regulatory Factors Affecting The Debtors’ Businesses	14
		5.	Pre-Petition Capital Structure of the Debtors	17
	B.	EVENTS LEADING TO, AND CIRCUMSTANCES SURROUNDING, THE CHAPTER 11 FILING		18

III.	CORPORATE GOVERNANCE OF THE DEBTORS DURING THE CHAPTER 11 CASES			19
	A.	BOARDS OF DIRECTORS		19
	B.	SENIOR MANAGEMENT		21

IV.	SIGNIFICANT DEVELOPMENTS IN THE CHAPTER 11 CASES			22
	A.	“FIRST DAY” ORDERS AND RETENTION OF PROFESSIONALS		22
	B.	APPOINTMENT OF COMMITTEE		22
	C.	DEBTOR-IN-POSSESSION FINANCING		23
	D.	DISSEMINATION OF INFORMATION ABOUT THE CASE		25
	E.	REJECTION AND ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		25
	F.	SALES OF ASSETS		26
		1.	Non-Essential Assets	26
		2.	Manufacturing Facility in Sevierville, Tennessee.	26
		3.	The Greenville, South Carolina Property.	27
	G.	SEVERANCE AND KEY EMPLOYEE RETENTION		27
	H.	POST-PETITION FINANCIAL PERFORMANCE		28
	I.	CLAIMS BAR DATE AND CLAIMS SUMMARY		28

V.	SUMMARY OF THE PLAN			29
	A.	CLASSIFICATION OF CLAIMS AND INTERESTS		29
		1.	Introduction	29
		2.	Classification	29
			(a) Class 1 — Other Secured Claims	30
			(b) Class 2 — Priority Claims	30
			(c) Class 3 — American National Bank Claim	31
			(d) Class 4 — Prepetition Notes Claims	31
			(e) Class 5 — Substantial Unsecured Claims	32
			(f) Class 6 — General Unsecured Claims	33
			(g) Class 7 — Unsecured Convenience Claims	33
			(h) Class 8 — Intercompany Claims	34
			(i) Class 9 — Workers’ Compensation Claims	34
			(j) Class 10 — Subordinated Claims	35
			(k) Class 11 — Interests	35
	B.	TREATMENT OF UNCLASSIFIED CLAIMS.		35
		1.	Summary	35
		2.	Administrative Expense Claims	36
		3.	Bar Date for Filing Administrative Expense Claims	36
		4.	Priority Tax Claims	37
		5.	DIP Lender Claims	37

VI.	MEANS FOR IMPLEMENTATION OF THE PLAN			37
	A.	SOURCES OF FUNDING FOR DISTRIBUTIONS UNDER THE PLAN		37
	B.	CASH PAYMENT FUND		38
		1.	Purpose of the Cash Payment Fund.	38
		2.	Condition to Establishment of Cash Payment Fund.	38
		3.	Source of Funds.	38
		4.	Distribution of Stock to Funding Sources.	39
	C.	POOLING OF CLAIMS		39
	D.	CORPORATE STRUCTURE AND GOVERNANCE OF THE REORGANIZED DEBTORS		40
		1.	Continued Corporate Existence	40
		2.	Amended Certificates of Incorporation and By-Laws	40
		3.	New Boards of Directors and Officers	40
		4.	Long-Term Incentive Plan	41
		5.	Cancellation of Existing Securities of Dan River and Agreements	41
		6.	Issuance of New Common Stock and Other Equity Interests	42
		7.	Registration Rights Agreement	42
		8.	Listing of New Common Stock	42
		9.	Reporting Company and Listing Status if Fewer than 300 Holders of New Common Stock	43
	E.	PRESERVATION OF CAUSES OF ACTION		43

VII.	PROVISIONS REGARDING DISTRIBUTIONS			43
	A.	DISBURSING AGENT		43
	B.	DISTRIBUTIONS OF CASH		43

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	C.	NO INTEREST ON CLAIMS OR INTERESTS		44
	D.	DELIVERY OF DISTRIBUTIONS		44
	E.	DISTRIBUTIONS TO HOLDERS AS OF THE RECORD DATE		44
	F.	DE MINIMIS DISTRIBUTIONS		45
	G.	FRACTIONAL SECURITIES; FRACTIONAL DOLLARS		45
	H.	WITHHOLDING TAXES		45

VIII.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES			45
	A.	REJECTION OF CONTRACTS AND LEASES		45
	B.	CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		46
	C.	CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES		46
	D.	SURVIVAL OF CERTAIN CORPORATE INDEMNITIES		47
	E.	EMPLOYMENT AGREEMENTS AND OTHER BENEFITS		48

IX.	PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS			50
	A.	OBJECTIONS TO CLAIMS		50
	B.	NO DISTRIBUTIONS PENDING ALLOWANCE		50
	C.	ESTIMATION OF CLAIMS		50
	D.	RESOLUTION OF CLAIMS OBJECTIONS		51
	E.	DISTRIBUTIONS AFTER ALLOWANCE		51

X.	CONDITIONS PRECEDENT TO THE EFFECTIVE DATE			51
	A.	CONDITIONS TO CONFIRMATION		51
	B.	CONDITIONS TO EFFECTIVE DATE		52
	C.	NON-WAIVEABLE CONDITIONS.		52

XI.	CERTAIN EFFECTS OF CONFIRMATION			53
	A.	VESTING OF THE DEBTORS’ ASSETS		53
	B.	DISCHARGE OF THE DEBTORS		53
	C.	RELEASE BY DEBTORS OF CERTAIN PARTIES		53
	D.	RELEASE BY HOLDERS OF CLAIMS AND INTERESTS		54
	E.	SETOFFS		54
	F.	EXCULPATION AND LIMITATION OF LIABILITY		55
	G.	INJUNCTION		55

	H.	MISCELLANEOUS PLAN PROVISIONS		55
		1.	Plan Supplement	55
		2.	Modification of Plan	56
		3.	Retention of Jurisdiction	56
		4.	Dissolution of Creditors’ Committee	57

XII.	CONFIRMATION AND CONSUMMATION PROCEDURE			57
	A.	GENERAL INFORMATION		57
	B.	SOLICITATION OF ACCEPTANCES		58
	C.	ACCEPTANCES NECESSARY TO CONFIRM THE PLAN		58
	D.	CONFIRMATION OF PLAN PURSUANT TO SECTION 1129(B)		58

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	E.	CONSIDERATIONS RELEVANT TO ACCEPTANCE OF THE PLAN		58

XIII.	FEASIBILITY OF THE PLAN AND BESTS INTERESTS TEST			59
	A.	FEASIBILITY OF THE PLAN		59
	B.	BEST INTEREST OF CREDITORS TEST		59
	C.	APPLICATION OF BEST INTERESTS TEST TO THE LIQUIDATION ANALYSIS AND VALUATION OF THE REORGANIZED DEBTORS		60

XIV.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN			61

XV.	CERTAIN RISK FACTORS TO CONSIDER			62

XVI.	RESALE OF SECURITIES RECEIVED UNDER THE PLAN			64
	A.	ISSUANCE OF NEW COMMON STOCK		64
	B.	SUBSEQUENT TRANSFERS OF NEW COMMON STOCK		64

XVII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES			66
	A.	INTRODUCTION		66
	B.	UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS		67
		1.	Cancellation of Indebtedness Income	67
		2.	Utilization of Net Operating Losses and Other Tax Attributes — Section 382	68
	C.	UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS		68
		1.	Holders of Secured Claims	69
		2.	Holders of Priority Claims and Unsecured Convenience Claims	70
		3.	Allocation of Plan Distributions Between Principal and Interest	70
		4.	Market Discount	70
		5.	Holders of Unsecured Claims	71
		6.	Holders of Interests	72
		7.	Information Reporting and Backup Withholding	72

XVIII.	RECOMMENDATION			73

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DISCLAIMER

THIS DISCLOSURE STATEMENT HAS BEEN APPROVED BY ORDER OF THE COURT AS CONTAINING INFORMATION OF A KIND, AND IN SUFFICIENT DETAIL, TO ENABLE HOLDERS OF CLAIMS TO MAKE AN INFORMED JUDGMENT IN VOTING TO ACCEPT OR REJECT THE PLAN. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION OR RECOMMENDATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS A SUMMARY OF CERTAIN PROVISIONS OF THE PLAN, THE EXHIBITS ANNEXED TO THIS DISCLOSURE STATEMENT, AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE AND PROVIDE ADEQUATE INFORMATION WITH RESPECT TO THE DOCUMENTS SUMMARIZED, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF, OR ARE INCONSISTENT WITH, SUCH DOCUMENTS. FURTHERMORE, ALTHOUGH THE DEBTORS HAVE MADE EVERY EFFORT TO BE ACCURATE, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN THE SUBJECT OF AN AUDIT OR OTHER REVIEW BY AN ACCOUNTING FIRM. IN THE EVENT OF ANY CONFLICT, INCONSISTENCY, OR DISCREPANCY BETWEEN THE TERMS AND PROVISIONS IN THE PLAN, THIS DISCLOSURE STATEMENT, THE EXHIBITS ANNEXED TO THIS DISCLOSURE STATEMENT, OR THE FINANCIAL INFORMATION INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE PLAN SHALL GOVERN FOR ALL PURPOSES. ALL HOLDERS OF CLAIMS SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.

THE STATEMENTS AND FINANCIAL INFORMATION CONTAINED HEREIN HAVE BEEN MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED. HOLDERS OF CLAIMS AND INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER AT THE TIME OF SUCH REVIEW THAT THERE HAVE BEEN NO CHANGES IN THE FACTS SET FORTH HEREIN, UNLESS SO SPECIFIED. ALTHOUGH THE DEBTORS HAVE MADE AN EFFORT TO DISCLOSE WHERE CHANGES IN PRESENT CIRCUMSTANCES COULD REASONABLY BE EXPECTED TO AFFECT MATERIALLY THE RECOVERY UNDER THE PLAN, THIS DISCLOSURE STATEMENT IS QUALIFIED TO THE EXTENT CERTAIN EVENTS DO OCCUR.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAW. PERSONS OR ENTITIES HOLDING OR TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING CLAIMS AGAINST THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED.

IN ACCORDANCE WITH THE BANKRUPTCY CODE, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

I.

INTRODUCTION

A. OVERVIEW

Dan River Inc., The Bibb Company LLC, Dan River International Ltd., and Dan River Factory Stores, Inc., debtors and debtors-in-possession in the above-captioned cases (the “Debtors”) hereby submit this Disclosure Statement pursuant to section 1125(b) of Title 11, United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), and Rule 3017 of the Federal Rules of Bankruptcy Procedure, in connection with the First Amended and Restated Joint Plan of Reorganization filed by the Debtors dated November 19, 2004 (the “Plan”). A copy of the Plan is attached hereto as Appendix A. All capitalized terms used but not defined in the Disclosure Statement shall have the respective meanings ascribed to such terms in the Plan, unless otherwise noted. In the event of any inconsistency between the Disclosure Statement and the Plan, the terms of the Plan shall govern and such inconsistency shall be resolved in favor of the Plan.

The purpose of this Disclosure Statement is to enable you, as a creditor whose Claim is Impaired under the Plan, to make an informed decision in exercising your right to accept or reject the Plan.

By order dated [             ] 2004 (the “Disclosure Statement Approval Order”), the United States Bankruptcy Court for the Northern District of Georgia (the “Court”) has found that this Disclosure Statement provides adequate information to enable holders of Claims that are impaired under the Plan to make an informed judgment in exercising their right to vote for acceptance or rejection of the Plan.

B. SUMMARY OF THE PLAN

The Plan provides for an equitable and early distribution to creditors of the Debtors, preserves the value of the Debtors’ business as a going concern, and preserves the jobs of employees. The Debtors believe that any alternative to confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan, would result in significant delays, litigation and costs, the loss of jobs by the employees and/or impaired recoveries. Moreover, the Debtors believe that the Debtors’ creditors will receive greater and earlier recoveries under the Plan than those that would be achieved in liquidation or under an alternative plan. FOR THESE REASONS THE DEBTORS AND THE COMMITTEE URGE YOU TO RETURN YOUR BALLOT “ACCEPTING” THE PLAN.

The Plan contemplates the reorganization and ongoing business operations by the Debtors, and the resolution of the outstanding Claims against and Interests in the Debtors pursuant to sections 1129(a) and 1123 of the Bankruptcy Code. The Plan classifies all Claims against and Interests in the Debtors into 11 separate Classes. The Plan generally provides for unsecured creditors to receive a recovery of 25% on their claims through one of two alternatives. Under either of the two alternatives, Holders of Prepetition Notes will receive a distribution of New Common Stock. Other unsecured creditors, with the exception of those creditors with claims less than $2,500, will receive either New Common Stock or Periodic Cash Payments, and under one of the alternatives, will have the option to receive an Accelerated Cash Payment in lieu of the distribution that would otherwise be made under the Plan. Under either of the two alternatives, unsecured creditors with claims less than $2,500 shall receive a one-time cash payment in satisfaction of their claims.

Except for the American National Bank Claim, Secured Claims are Unimpaired. Existing holders of equity interests in Dan River will not receive any Distribution of New Common Stock on account of their existing equity interests in Dan River. The Plan provides that unsecured priority claims, post-petition administrative expenses, and priority tax claims will be paid in full or otherwise treated in a manner so that such claims will be unimpaired by the Plan.

A brief summary of the Classes, the treatment of each Class, and the voting rights of each Class is set forth in the table below. A complete description of the treatment of each Class is set forth in Article III of the Plan and Section V of the Disclosure Statement. Parties should refer to those sections for a complete description of the proposed treatment for each Class.

Class	Description	Estimated Aggregate Allowed Amount	Class Treatment	Class Status	Class Voting Rights	Estimated Percentage Recovery
1	Other Secured Claims	$640,000	Legal, equitable and contractual rights will be reinstated or collateral returned	Unimpaired	Deemed to accept Plan; not entitled to vote	100%
2	Priority Claims	$0.00	Paid in full in cash to the extent any such claims exist	Unimpaired	Deemed to accept Plan; not entitled to vote	100%
3	American National Bank Claim	$3,036,040	Shall continue to be secured and shall be paid in 150 monthly payments at a fixed rate of interest of 9%	Impaired	Entitled to vote	100%
4	Prepetition Notes Claims	$166,530,118.06	Shall receive a pro rata distribution of stock, and possibly, the option to fund discounted payments to other creditors in exchange for additional shares of New Common Stock	Impaired	Entitled to vote	25%

Class	Description	Estimated Aggregate Allowed Amount	Class Treatment	Class Status	Class Voting Rights	Estimated Percentage Recovery
5	Substantial Unsecured Claims	$40 million	Unsecured claims in excess of $75,000 will receive a pro rata distribution of stock, and possibly, an option to receive a single discounted cash payment in lieu of a stock distribution	Impaired	Entitled to vote	25%
6	General Unsecured Claims	$17.5 million	Unsecured claims in excess of $2,500 but less than $75,000 will receive either (A) six periodic payments equal to 5% of the claim, without interest, with the ability to opt for a single discounted cash payment or (B) a pro rata distribution of stock without the ability to opt for a single discounted cash payment	Impaired	Entitled to vote	25%
7	Unsecured Convenience Claims	$760,000	Unsecured claims less than $2,500 will receive a cash payment equal to 25% of such parties’ Allowed Claim	Impaired	Entitled to vote	25%
8	Intercompany Claims	N/A	Intercompany Claims shall be (i) be preserved and reinstated, (ii) be released, waived and discharged on or after the Effective Date, or (iii) be contributed to the capital of the obligor corporation.	Unimpaired	Deemed to accept Plan; not entitled to vote	N/A
9	Workers’ Compensation Claims	N/A	Workers’ Compensation Claims are unaltered by the Plan	Unimpaired	Deemed to accept Plan; not entitled to vote	100%
10	Subordinated Claims	N/A	No distribution	Impaired	Deemed to reject Plan; not entitled to vote	N/A
11A	Dan River Interests	N/A	Dan River Interests will be cancelled and fully extinguished under the Plan	Impaired	Deemed to reject Plan; not entitled to vote	N/A

Class	Description	Estimated Aggregate Allowed Amount	Class Treatment	Class Status	Class Voting Rights	Estimated Percentage Recovery
10B	Bibb Interests	N/A	Interests will be retained but no distributions will be received under the Plan	Unimpaired	Deemed to accept Plan; not entitled to vote	N/A
10C	Dan River International Interests	N/A	Interests will be retained but no distributions will be received under the Plan	Unimpaired	Deemed to accept Plan; not entitled to vote	N/A
10D	Dan River Factory Stores Interests	N/A	Interests will be retained but no distributions will be received under the Plan	Unimpaired	Deemed to accept Plan; not entitled to vote	N/A

Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under, the Plan. Similarly, Claims of the DIP Lender under the DIP Loan Facility are not classified for purposes of voting on, or receiving Distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with Article IV of the Plan and in accordance with the requirements set forth in section 1129(a)(9)(A) of the Bankruptcy Code. A more complete description of the treatment of Administrative Expense Claims and Priority Tax Claims is provided in Article IV of the Plan and Section V.B of the Disclosure Statement.

During the Bankruptcy Case, the Holders of Prepetition Lender Claims received in full and final satisfaction of their Claims Cash equal in amount to one hundred percent (100%) of their Claims and, as a result, Prepetition Lender Claims are not classified or otherwise provided for in the Plan and the Holders of Prepetition Lender Claims are not entitled to vote to accept or reject the Plan.

C. VOTING AND CONFIRMATION PROCEDURES

Accompanying this Disclosure Statement are copies of the following documents: (1) the Plan, which is annexed to this Disclosure Statement as Exhibit A; (2) a Notice to Voting Classes; and (3) a Ballot to be executed by Holders of Claims in Classes 3-7 to accept or reject the Plan.

This Disclosure Statement, the form of Ballot, and the related materials delivered together herewith (collectively, the “Solicitation Package”), are being furnished to Holders of Claims in Classes 3-7 for the purpose of soliciting votes on the Plan.

If you did not receive a Ballot in your Solicitation Package, and believe that you should have received a Ballot, please contact the Claims Agent, Bankruptcy Management Corporation, 1330 E. Franklin Avenue, El Segundo, CA 90245-0949; or by telephone at (888) 909-0100.

1. Who May Vote

Pursuant to the provisions of the Bankruptcy Code, only classes of Claims or Interests that are “impaired” and that are not deemed as a matter of law to have rejected a plan of reorganization under section 1126(g) of the Bankruptcy Code are entitled to vote to accept or reject the Plan. Any class that is “unimpaired” is not entitled to vote to accept or reject a plan of reorganization and is conclusively presumed to have accepted the Plan. As set forth in section 1124 of the Bankruptcy Code, a class is “impaired” if legal, equitable, or contractual rights attaching to the claims or equity interests of that class are modified or altered. For purposes of the Plan only, Holders of Claims in Classes 3-7 are impaired and are entitled to vote on the Plan.

A Claim must be “allowed” for purposes of voting in order for such creditor to have the right to vote. Generally, for voting purposes a Claim is deemed “allowed” absent an objection to the Claim if (i) a proof of claim was timely filed, or (ii) if no proof of claim was filed, the Claim is identified in the Debtors’ Schedules as other than “disputed,” “contingent,” or “unliquidated,” and an amount of the Claim is specified in the Schedules, in which case the Claim will be deemed allowed for the specified amount. In either case, when an objection to a Claim is filed, the creditor holding the Claim cannot vote unless the Bankruptcy Court, after notice and hearing, either overrules the objection, or allows the Claim for voting purposes. Accordingly, if you did not receive a Ballot and believe that you are entitled to vote on the Plan, you must file a Motion pursuant to Federal Bankruptcy Rule 3018 with the Bankruptcy Court for the temporary allowance of your Claim for voting purposes by December 28, 2004, or you will not be entitled to vote to accept or reject the Plan.

THE DEBTORS IN ALL EVENTS RESERVE THE RIGHT THROUGH THE CLAIM RECONCILIATION PROCESS TO OBJECT TO OR SEEK TO DISALLOW ANY CLAIM FOR DISTRIBUTION PURPOSES UNDER THE PLAN.

2. Voting Instructions and Voting Deadline

All votes to accept or reject the Plan must be cast by using the Ballot enclosed with this Disclosure Statement. No votes other than ones using such Ballots will be counted, except to the extent the Court orders otherwise. The Court has fixed November 29, 2004 as the date (the “Voting Record Date”) for the determination of the Holders of Claims who are entitled to (a) receive a copy of this Disclosure Statement and all of the related materials and (b) vote to accept or reject the Plan. After carefully reviewing the Plan and this Disclosure Statement, including the annexed exhibits, please indicate your acceptance or rejection of the Plan on the Ballot and return such Ballot in the enclosed envelope by no later than December 28, 2004 to:

By mail:	By hand delivery or courier:
Dan River Inc.	Dan River Inc.
c/o BMC	c/o BMC
P.O. Box 949	1330 E. Franklin Avenue
El Segundo, CA 90245-0949	El Segundo, CA 90245

BALLOTS MUST BE COMPLETED AND RECEIVED NO LATER THAN 5:00 P.M. (EASTERN TIME) ON DECEMBER 28, 2004 (THE “VOTING DEADLINE”).

ANY BALLOT THAT IS NOT EXECUTED BY A DULY AUTHORIZED PERSON SHALL NOT BE COUNTED. ANY BALLOT THAT IS EXECUTED BY THE HOLDER OF AN ALLOWED CLAIM BUT THAT DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN WILL BE DEEMED TO BE AN ACCEPTANCE. ANY BALLOT THAT IS FAXED SHALL NOT BE COUNTED IN THE VOTING TO ACCEPT OR REJECT THE PLAN, UNLESS THAT BALLOT IS ACCEPTED IN THE DEBTORS’ DISCRETION.

3. Whom to Contact for More Information

If you have any questions about the procedure for voting your Claim or the packet of materials you received, please contact the Claims Agent at the address indicated above or by telephone at (888) 909-0100. If you wish to obtain additional copies of the Plan, this Disclosure Statement, or the exhibits to those documents, at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d), please contact King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia, 30303 Attn: Davida Steinberg; or by facsimile at (404) 572-5149, Attn: Davida Steinberg; or by electronic mail, at dsteinberg@kslaw.com. Copies of these documents may also be accessed on the website: www.bmccorp.net/danriver under the link for “Important Documents.”

4. Acceptance or Rejection of the Plan

The Bankruptcy Code defines “acceptance” of a plan by a class of claims as acceptance by Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in that class that cast ballots for acceptance or rejection of the plan. Assuming that at least one Impaired Class votes to accept the Plan, the Debtors will seek to confirm the Plan under section 1129(b) of the Bankruptcy Code, which permits the confirmation of a plan notwithstanding the non-acceptance by one or more Impaired classes of Claims or Interests. Under section 1129(b) of the Bankruptcy Code, a plan may be confirmed if (a) the plan has been accepted by at least one Impaired class of Claims and (b) the Court determines that the plan does not discriminate unfairly and is “fair and equitable” with respect to the non-accepting classes. A more detailed discussion of these requirements is provided in Sections XII and XIII of this Disclosure Statement.

5. Time and Place of the Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Court, after notice, to hold a confirmation hearing. Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

Pursuant to section 1128 of the Bankruptcy Code and Bankruptcy Rule 3017(c), the Court has scheduled the Confirmation Hearing to commence on January 4, 2004 at 10:00 a.m. (Eastern time), before the Honorable W. Homer Drake, Jr., of the United States Bankruptcy Court for the Northern District of Georgia, in the Second Floor Courtroom, Lewis R. Morgan Federal Building, 18 Greenville Street, Newnan, Georgia. A notice setting forth the time and date of the Confirmation Hearing has been included along with this Disclosure Statement. The Confirmation Hearing may be adjourned from time to time by the Court without further notice, except for an announcement of such adjourned hearing date by the Court in open court at such hearing.

6. Objections to the Plan

Any objection to confirmation of the Plan must be in writing; must comply with the Bankruptcy Code, Bankruptcy Rules, and the Local Rules of the Court; and must be filed with the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division Lewis R. Morgan Federal Building, 18 Greenville Street, Newnan, Georgia, and served upon the following parties, so as to be received no later than December 30, 2004 at 4:00 p.m. (Eastern time): (a) James A. Pardo, Jr., King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia 30303 (counsel for Debtors); (b) R. Jeneane Treace, Office of the United States Trustee, 75 Spring Street, S.W., Atlanta, Georgia 30303; (c) Michael S. Stamer, Akin Gump Strauss Hauer & Feld LLP, 590 Madison Avenue, New York, NY 10022 (counsel for the Committee); and, (d) Robert J. Rosenberg, Latham & Watkins, 885 Third Avenue, Suite 1000, New York, NY 10022-4834 (Counsel for Deutsche Bank Trust Company Americas).

II.

HISTORY OF THE DEBTORS AND

EVENTS LEADING TO THE CHAPTER 11 FILING

A. FORMATION, BUSINESS, DEBT STRUCTURE, AND OTHER PRE-PETITION OBLIGATIONS OF THE DEBTORS

1. Formation and History of the Debtors

Dan River is a Georgia corporation with principal offices located at 2291 Memorial Drive, Danville, Virginia 24541. The remaining Debtors, Bibb, Dan River Factory Stores and Dan River International are wholly-owned subsidiaries of Dan River.

Founded in 1882, the Debtors are a leading designer, manufacturer and marketer of products for the home fashions and apparel fabrics markets. The Debtors design, manufacture and market a coordinated line of value-added home fashions products consisting of bedroom furnishings such as comforters, sheets, pillowcases, shams, bed skirts, decorative pillows and draperies. As the pioneer of the complete bed ensemble concept, the Debtors market their “Bed-in-a-Bag” ensembles to retailers in all trade classes. The Debtors believe the complete bed ensemble has achieved wide acceptance with both retailers and consumers as a highly efficient and convenient way of purchasing in one convenient package all of the components required to dress a bed. The Debtors believe they are a leading provider of home fashions products for the juvenile market using a variety of well-known licensed names and trademarks, including their own “Dan River” name. During fiscal 2003, sales of their complete bed ensembles and juvenile products comprised 72% of the net sales in their home fashions business.

The Debtors also design, manufacture and market a broad range of high quality woven cotton and cotton-blend apparel fabrics. The Debtors market their apparel fabrics to a diverse group of customers which use their fabrics in a wide array of finished products, including career apparel, sportswear, dress shirts, home textiles and upholstery. Additionally, the Debtors manufacture and sell specialty engineered yarns and woven fabrics for use in making high-pressure hoses and other industrial products, which the Debtors refer to as engineered products.

In February 1997, the Debtors acquired substantially all of the assets and assumed certain liabilities of The New Cherokee Corporation (“Cherokee”), for an aggregate purchase price of approximately $65 million. Cherokee, which was a supplier of yarn-dyed fabrics to men’s and women’s shirting manufacturers and of sportswear fabrics to the converting trade, was the Debtors’ primary competitor for these fabrics. In connection with the Cherokee acquisition, the Debtors acquired woven fabrics manufacturing facilities located in Spindale, North Carolina and Sevierville, Tennessee, and a finishing facility located in Harris, North Carolina.

In October 1998, the Debtors purchased all the outstanding capital stock of The Bibb Company through a merger transaction for an aggregate purchase price of approximately $240 million. The purchase price consisted of $86 million of cash and 4.3 million shares of Dan River Class A Common Stock. In connection with the acquisition, the Debtors also assumed or repaid an aggregate of $95 million of Bibb’s debt. Bibb, which was founded in 1876, was a leading domestic manufacturer of home fashions textile products. Bibb had net sales of $249 million and a net loss of $28 million during its last fiscal year prior to the acquisition.

The Bibb acquisition broadened the Debtors’ home fashions products to include juvenile products and products for the hospitality and health care markets. As a result of the Bibb acquisition, the Debtors believe that they are a leading manufacturer of bedding products for the juvenile market under a number of well-known licensed names, as well as their own “Dan River” brand. The Bibb acquisition expanded the Debtors’ home fashions products manufacturing operations by approximately 50%, adding spinning and weaving operations located in Greenville, South Carolina, finishing operations located in Brookneal, Virginia, and sewing facilities located in Fort Valley and Newnan, Georgia, and in Brookneal, Virginia. The Debtors also acquired their engineered products business, located in Porterdale, Georgia, from Bibb.

In December 1998, the Debtors purchased a 315,000 square foot sewing facility located in Morven, North Carolina, for an aggregate purchase price of approximately $2.4 million. The Debtors purchased this facility to reduce their dependence on outside manufacturers for the fabrication of home fashions products.

In January 2000, the Debtors entered into joint venture agreements with Grupo Industrial Zaga, S.A. de C.V. (“Zaga”) for the purpose of building and operating textile and garment manufacturing plants in Mexico. The Debtors invested approximately $750,000 in land designated for the construction of the textile operation. Subsequent analysis suggested, however, that certain costs, such as plant construction and utilities, were higher than originally anticipated. These higher costs, together with generally weak apparel fabrics market conditions, reduced anticipated returns from the textile manufacturing plant to a level the Debtors considered unacceptable. As a result, the Debtors suggested to Zaga that they should not proceed with construction of the Mexican textile manufacturing plant.

The Debtors did, however, proceed with the construction of the garment manufacturing plant at Jilotepec in the State of Mexico. This facility was engaged in manufacturing shirts primarily for sale to the career apparel and retail trades and included laundry facilities to complement the sewing operations. The Debtors produced most of the apparel fabrics used by the plant. The plant did not operate profitably, and accordingly, the Debtors decided to close the plant during the third quarter of fiscal 2004.

The Debtors held approximately a 50% interest in the textile and garment joint ventures at the time they were formed. The Debtors and Zaga negotiated an amicable termination of both joint ventures in February 2001, at which time the Debtors bought Zaga’s interest in the garment joint venture for $3.2 million in cash and the transfer of the land previously acquired for the textile plant. The Debtors’ international subsidiaries include the following Mexican entities: Dan River de Mexico, S. de R.L. de C.V. (“DRMEX”), Maquilas Pinnacle, S. de R.L. de C.V. and Adsercorp, S. de R.L. de C.V. (collectively, the “Mexico Companies”). Dan River International is the holding company for the Debtors’ international operations. The Mexico Companies are the equivalent of limited liability companies. However, Mexico does not allow single member limited liability companies. Therefore, Dan River owns a one peso interest in DRMEX. The remaining Mexico Companies own a one peso interest in each other. Dan River International owns all remaining interests in the Mexico Companies. Dan River B.V. is a Netherlands corporation that was formed in 2000 as a wholly-owned subsidiary of Dan River International to hold Dan River International’s interests in the Mexico Companies. However, those interests were never transferred to Dan River B.V., and Dan River B.V. has nominal assets. Neither Dan River B.V. nor any of the Mexico Companies are debtors in these proceedings.

In April 2000, the Debtors purchased substantially all of the assets of Import Specialists, Inc. (“ISI”) for $15.4 million in cash and the assumption of certain operating liabilities. ISI, an importer of home fashions products complementary to the Debtors’ customer base, including doormats, throws, and rugs manufactured primarily in China and India, became a part of the Debtors’ home fashions business.

In May 2000, the Debtors acquired an additional 301,200 square foot warehouse and distribution facility adjacent to their Riverpointe distribution facility in Danville, Virginia for $4.3 million. This facility was necessary to service increased demand for the Debtors’ home fashions products which the Debtors were experiencing at that time.

The Debtors closed their Riverside Plant in the fourth quarter of fiscal 1997 and their Spindale Plant in January 1999. This consolidation reduced the number of apparel fabrics weaving plants from four to two.

In 2002, the Debtors completed a consolidation which included the closure of the Newnan, Georgia home fashions sewing plant and consolidation of its capacity primarily into the Debtors’ Brookneal and Danville, Virginia sewing operations. Additionally, the Debtors reduced their apparel fabrics weaving capacity by relocating certain looms from their weaving facility in Danville to the Sevierville, Tennessee plant and replacing those looms with newer, modern looms utilized primarily for weaving home fashions products. In connection with the installation of the newer home fashions looms in Danville, the Debtors closed a portion of their home fashions weaving operation at the Greenville, South Carolina plant, resulting in a modest reduction in home fashions weaving capacity.

In 2003, the Debtors further consolidated their home fashions and apparel fabrics manufacturing operations by closing their home fashions sewing plant in Fort Valley, Georgia, their home fashions distribution facility in Juliette, Georgia, and their remaining home fashions weaving operations in Greenville, South Carolina. The Debtors also closed their Sevierville, Tennessee weaving facility in fiscal 2004. Certain of these operations are being consolidated in the Debtors’ remaining manufacturing and distribution facilities. As a result of these changes, the Debtors eliminated over 850 employees for an estimated annual savings of $13.6 million.

2. The Debtors’ Business Operations

The Debtors operate in three business segments: home fashions, apparel fabrics and engineered products.

(a)	Home Fashions Division.

The Debtors’ home fashions products include bedroom furnishings such as comforters, sheets, pillowcases, shams, bed skirts, decorative pillows and draperies that are marketed under the “Dan River” name, as well as under private labels of major retail customers and under licenses from, among others, “Carribean Joe”, “Colours by Alexander Julian”, “Country Living” and “Lilly Pulitzer.” The Debtors also market home fashions products for the juvenile market under the “Dan River” name, as well as a number of licensed names and trademarks, including among others:

• “Bob the Builder,”	• “NFL,”
• “Hummer,”	• “NHL,”
• “I Spy,”	• “Powerpuff Girls,”
• “Lego,”	• “Robots,”
• “Lionel Trains,”	• “Rubbadubbers,”
• “Lockheed Martin,”	• “Scooby-Doo,”
• “Looney Tunes,”	• “So Girly,”
• “Major League Baseball,”	• “Spider-Man 2,”
• “NASCAR,”	• “Star Wars,”
• “NBA,”	• “The Wiggles,” and

The Debtors have also utilized their expertise in juvenile licensing to introduce licensed products in the young adult market. Through a licensing agreement with Seventeen magazine, the Debtors have made in-roads into the teenage markets.

The Debtors had net sales attributable to home fashions products of:

•	$342.1 million in fiscal 2003,

•	$441.2 million in fiscal 2002, and

•	$469.9 million in fiscal 2001.

(b)	Apparel Fabrics Division.

The Debtors manufacture a broad range of high quality woven cotton and cotton-blend fabrics, which the Debtors market primarily to manufacturers of men’s, women’s and children’s clothing. The specific markets are career apparel, government and military, sportswear and dress shirts. The Debtors’ yarn-dyed and piece-dyed apparel fabrics include:

•	oxford cloth,

•	pinpoint oxford cloth,

•	fancy broad cloth,

•	seersuckers,

•	mid and light weight denim,

•	twills,

•	chambrays, and

•	pant fabrics.

The Debtors believe that they have a reputation as a leader in creating new fabric styles and designs within the apparel fabrics market. The Debtors’ product development professionals work independently as well as directly with customers to develop new fabric styles and constructions to respond to retailers’ and consumers’ needs and direction. The Debtors’ development strategy is focused on a variety of novel, functional fabrics and finishes.

The Debtors also manufacture and market fabrics utilizing “Tencel” lyocell, an innovative natural fiber which had been used primarily in manufacturing women’s sportswear. Product development efforts involve fabrics which incorporate new product finishes for end uses such as stain defense, antimicrobial and odor control, and comfort stretch and other innovative fabrics for use in pants and other product categories outside of the traditional shirting lines.

The Debtors also manufacture and distribute (1) fabrics for use in decorating, crafts and garment sewing, (2) 100% cotton and cotton-blend upholstery fabrics and (3) greige (unfinished) fabrics to converters. The Debtors had net sales attributable to apparel fabrics products of:

•	$101.8 million in fiscal 2003,

•	$131.5 million in fiscal 2002, and

•	$118.9 million in fiscal 2001.

(c)	Engineered Products Division.

The Debtors’ engineered products consist of coated yarns and woven fabrics that are manufactured to customer specification for use in such products as high pressure hoses for the automotive industry, conveyer belts and other industrial applications. The Debtors are the only U.S. producer to provide both water- and solvent-based adhesive systems. The Debtors had net sales attributable to engineered products of:

•	$33.6 million in fiscal 2003,

•	$40.3 million in fiscal 2002, and

•	$42.3 million in fiscal 2001.

3. Competitive Factors Affecting The Debtors’ Businesses

The Debtors’ competitive position varies by product line. Competitive factors include:

•	price,

•	product styling and differentiation,

•	quality,

•	flexibility of production and finishing,

•	delivery time, and

•	customer service.

The Debtors sell their products primarily to domestic customers and compete with both large, vertically integrated textile manufacturers and numerous smaller companies specializing in limited segments of the market. The Debtors’ competitors include both domestic and foreign companies, a few of which are larger in size and/or have significantly greater financial resources than the Debtors. The Debtors are one of several domestic manufacturers of home fashions products. Certain of their competitors have a significantly greater share of the domestic market than the Debtors do, including WestPoint Stevens Inc. and Springs Industries, Inc., which the Debtors believe collectively account for over 50% of the home fashions bedding products market. The Debtors believe that over 70% of the apparel fabrics, much of which are imported in the form of garments, and over 50% of the home fashions products sold in the U.S. are manufactured overseas. Most sport shirts sold in the U.S. are manufactured outside of the U.S. Due in significant part to the competitive environment, the U.S. textile industry has experienced significant consolidation over the past several years. The Debtors nevertheless have sought and continue to seek opportunities under these circumstances to focus their operations on various value-added businesses that, by their nature, are resistant to imports. Additionally, to supplement the Debtors’ own manufacturing capabilities and product lines, the Debtors seek to obtain low cost finished products and product components from a variety of foreign and domestic sources.

The Debtors have made significant investments in state of the art business management computer systems, such as the SAP enterprise resource planning and i2 production planning systems. The Debtors are currently utilizing their design and product development expertise and their state of the art systems, in cooperation with their customers, to integrate their internal manufacturing capabilities with outside sourcing initiatives in an effort to supply complex, value-added products at attractive price points, with reduced lead times and lower inventory risk.

The Debtors believe that they are the largest producer of finished light weight yarn-dyed woven cotton and cotton-blend apparel fabrics in the U.S. With respect to men’s shirtings, based on net sales, the Debtors believe they are the largest producer of oxford cloth and pinpoint oxford cloth and the leading producer of light weight yarn-dyed shirting fabrics in the Western Hemisphere. In the sportswear and upholstery fabrics markets, the Debtors are one of a number of domestic producers. In the sport shirt market, the Debtors are one of many world-wide producers.

The Debtors believe they are in a unique position to service the core demand for fabrics by garment manufacturers desiring to maintain a manufacturing base in the Western Hemisphere. The NAFTA and CBI trade initiatives, described below, as well as the Debtors’ proximity and ability to respond promptly to their needs, help make the Debtors’ products attractive to these core customers in comparison to imported fabrics from other parts of the world. Additionally, certain of the Debtors’ customers, such as career apparel manufacturers, remain focused on a domestic source of supply and are a significant part of the Debtors’ apparel fabrics business. The Debtors seek to enhance their core product offerings through their product development efforts as the Debtors create new product finishes for special end uses such as stain defense, antimicrobial and odor control, and as the Debtors develop comfort stretch and other innovative products for use in pants and other fabric categories outside of their traditional shirting lines. Additionally, the Debtors believe their design expertise and their emphasis on shortening production and delivery times allow the Debtors to respond quickly to changing fashion trends and to their domestic customers’ delivery schedules.

4. Regulatory Factors Affecting The Debtors’ Businesses

(a)	Trade Regulation.

The trade initiatives described below are very complex, especially in the way in which they interact with each other. This complexity is exacerbated by the high degree of variability and unpredictability displayed by the regulatory agencies of each country in interpreting and enforcing the applicable laws. Additionally, governmental monetary and tax policies of U.S. trading partners can have substantial impact on the Debtors’ ability to compete with imports from those countries. The Debtors believe that collectively, international trade laws and policies, and particularly the interpretation and enforcement policies adopted by the U.S. and its trading partners, have had an adverse effect on the textile and apparel industries in the U.S. The Debtors can provide no assurance that this situation will improve, or that such laws and policies, and the interpretation and enforcement thereof, will not have a further adverse impact on the Debtors’ business in the future.

The extent of import protection afforded by the U.S. government to domestic textile producers has been, and continues to be, subject to considerable domestic political deliberation. NAFTA, which was entered into by the U.S., Canada and Mexico, has created the world’s largest free-trade zone. The agreement contains safeguards sought by the U.S. textile industry, including a rule of origin requirement that products be processed in one of the three countries in order to benefit from NAFTA. NAFTA phases out all trade restrictions and tariffs on textiles and apparel among the three countries. In addition, NAFTA requires merchandise to be made from yarns and fabrics originating in North America in order to avoid trade restrictions. Thus, not only must apparel be made from North American fabric, but the fabric must be woven from North American spun yarn. Similar protections are afforded to apparel manufacturers based in certain Caribbean and Central American countries which ship finished garments into the U.S. under Item 9802.00.80 of the Harmonized Tariff Schedule of the U.S. as authorized by the Caribbean Basin Recovery Act (the “CBI”). Item 9802.00.80 reduces certain tariffs which would otherwise apply to apparel garments manufactured outside the U.S. and shipped into the U.S., provided that the garments are manufactured from fabric produced and cut domestically. The Caribbean Basin Trade Partnership Act (the “CBTPA”), became law in 2000. The CBTPA expands the current CBI program by allowing duty-free and quota-free treatment for imports of certain apparel from the Caribbean Basin, and by extending NAFTA-equivalent tariff treatment to a number of other products previously excluded from the CBI program. Specifically, under the CBTPA, garments assembled in one or more CBTPA designated countries from fabrics wholly formed in the U.S. from yarns wholly formed in the U.S., would be eligible for such favorable treatment. The Debtors believe that collectively NAFTA and CBI, as modified by CBTPA, should be beneficial for them and other domestic producers of apparel fabrics, because they create an attractive manufacturing base for apparel in close proximity to the U.S.

In 1995, the World Trade Organization, or WTO, established mechanisms to progressively liberalize world trade in textiles and clothing by eliminating quotas and reducing duties over a 10-year period beginning in January 1995. The selection of products at each phase is made by each importing country and must be drawn from each of the four main textile groups: tops and yarns, fabrics, made-up textile products and apparel. In 2000, Congress passed and the President signed the African Growth and Opportunity Act (the “AGOA”), which is intended to promote growth and economic prosperity of certain sub-Saharan African countries through, among other things, greater duty-free access to U.S. markets. The elimination of quotas and the reduction of tariffs under the WTO, together with the effects of the AGOA, have resulted in increased imports of certain textile products and apparel into North America. These factors have made the Debtors’ products less competitive against low cost imports from developing countries. Additionally, macroeconomic factors such as the strength of the dollar versus foreign currencies (particularly Asian currencies) have had and could continue to have an adverse effect on the Debtors’ ability to compete with foreign imports.

(b)	Environmental Regulation.

The Debtors must comply with various federal, state and local environmental laws and regulations limiting the discharge of pollutants and the storage, handling and disposal of a variety of substances. In particular, the Debtors’ dyeing and finishing operations result in the discharge of substantial quantities of wastewater and emissions to the atmosphere. The Debtors must comply with the federal Clean Water and Clean Air Acts, and related state and local laws and regulations. The Debtors’ operations also are governed by laws and regulations relating to workplace safety and worker health, principally the Occupational Safety and Health Act and regulations thereunder, which, among other things, establish cotton dust, formaldehyde, asbestos and noise standards, and regulate the use of hazardous chemicals in the workplace. The Debtors believe that they currently comply in all material respects with applicable environmental or health and safety laws and regulations.

The Debtors are currently evaluating recent regulatory initiatives under the Clean Air Act which pertain to nitrogen oxide air emissions and hazardous air pollutant emissions. These initiatives could potentially require some combination of process changes or limitations, or additional air emissions monitoring or control equipment at certain of the Debtors’ facilities which, in turn, could require capital expenditures, increase operating costs or limit their operations. Based on the information presently available, the Debtors do not believe that the cost of, or any operational constraints or modifications required to, assure future compliance with the above-described laws, regulations and initiatives, or to remediate existing environmental contamination, will have a material adverse effect on their results of operations or financial condition. However, there can be no assurance that:

•	upon further evaluation, the Debtors will not determine that the Clean Air Act initiatives described above will be more costly or more restrictive to their operations than they now believe,

•	environmental requirements will not become more stringent in the future,

•	the position taken by various regulatory agencies in respect of regulatory matters or allegedly contaminated sites will not change in a manner materially adverse to the Debtors,

•	claims in material amounts will not be brought by regulatory agencies or third parties,

•	additional sites which are alleged to have been contaminated by the Debtors or their predecessors will not be discovered,

•	assessments as to extent or nature of contamination or need for clean-up of sites will not change, or

•	the Debtors will not incur material costs in order to address any such matters.

5. Pre-Petition Capital Structure of the Debtors

On April 15, 2003, the Debtors completed the sale, at 95.035 percent of par, of 12 3/4 percent senior notes due 2009 in the aggregate principal amount of $157 million. The coupon rate on the notes was increased by 25 basis points effective in September 2003, and an additional 25 basis points effective in December 2003, since a registration statement had not been declared effective, resulting in a coupon rate of 13.25% at January 3, 2004. The indenture restricted, among other things, additional indebtedness, restricted payments, lien creation, asset sales, and mergers. The semi-annual coupon on the senior notes is payable on October 15 and April 15. The coupon payment due October 15, 2003 was made as scheduled, but the payment due April 15, 2004 was not made due to the Chapter 11 filing.

In addition, the Debtors entered into the Prepetition Credit Agreement dated April 15, 2003 with Deutsche Bank Trust Company Americas, as Agent for the Prepetition Lenders. The Prepetition Credit Agreement provided for a five-year $40 million term loan and a $160 million revolving credit facility. As of the Filing Date, the principal and interest outstanding under the term loan was approximately $34.42 million, and the principal and interest outstanding under the revolving credit facility was approximately $79.25 million. In addition, letters of credit in the approximate amount of $4.53 million were outstanding under the terms of the Prepetition Credit Agreement, for a total amount outstanding under the Prepetition Credit Agreement of approximately $118.20 million as of the Petition Date. The Debtors’ obligations under the Prepetition Credit Agreement were secured by substantially all of the Debtors’ assets. During the Bankruptcy Case, and as a result of the DIP Loan Facility described in more detail in Section IV.C of this Disclosure Statement, the Holders of Prepetition Lender Claims previously received, in full and final satisfaction of their Claims Cash equal in amount to one hundred percent (100%) of their Claims and, as a result, Prepetition Lender Claims are not classified or otherwise provided for in the Plan and the Holders of Prepetition Lender Claims are not entitled to vote to accept or reject the Plan.

The following chart from the Debtors’ annual report for the fiscal year that ended January 3, 2004 provides additional selected financial information regarding the Debtors’ historical financial performance and capitalization:

	Fiscal Year
	2003	2002	2001	2000	1999
	(in thousands, except per share data)
Statement of Income Data:
Net sales	$477,448	$612,949	$631,072	$663,467	$628,899
Cost of sales	425,767	500,351	562,606	541,063	512,977
Gross profit	51,681	112,598	68,466	122,404	115,922
Selling, general and administrative expenses	63,709	68,805	67,910	67,335	64,547
Impairment of goodwill	91,701	—	—	—	—
Amortization of goodwill	—	—	3,617	3,137	2,859
Other operating costs, net (1)	27,998	(550)	4,282	—	(2,267)

	Fiscal Year
	2003	2002	2001	2000	1999
	(in thousands, except per share data)
Operating income (loss)	(131,727)	44,343	(7,343)	51,932	50,783
Other income, net	1,586	455	694	226	603
Equity in loss of joint venture	—	—	(244)	(226)	—
Interest expense	28,718	26,884	32,063	32,931	28,416
Income (loss) before cumulative effect of accounting change	(153,028)	7,380	(20,869)	10,773	14,715
Cumulative effect of accounting change(2)	—	(20,701)	—	—	—
Net income (loss)	(153,028)	(13,321)	(20,869)	10,773	14,715
Earnings (loss) per share—basic:
Income (loss) before cumulative effect of accounting change	(6.96)	0.34	(0.96)	0.49	0.64
Net income (loss) per share—basic	(6.96)	(0.61)	(0.96)	0.49	0.64
Earnings (loss) per share—diluted:
Income (loss) before cumulative effect of accounting change	(6.96)	0.33	(0.96)	0.49	0.63
Net income (loss) per share—diluted	(6.96)	(0.60)	(0.96)	0.49	0.63
Balance Sheet Data (at end of fiscal year):
Working capital	$(79,187)	$(54,293)$	184,363	$232,374	$174,365
Total assets	432,466	595,522	666,369	745,473	684,582
Total debt, including current maturities	264,689	252,023	325,399	369,271	314,784
Shareholders’ equity	79,485	229,037	250,338	277,192	270,952
Common shares outstanding	22,481	22,425	21,988	21,766	22,636
Other Financial Data:
Depreciation and amortization of property, plant and equipment	$36,431	$37,860	$39,451	$37,210	$38,912
Capital expenditures in cash	11,520	12,384	18,246	33,743	36,729

(1)	Other operating costs, net includes various charges and credits relating primarily to closure and consolidation of manufacturing facilities, fixed asset impairment and staff reductions. In fiscal 1999, the primary component of other operating costs, net was a $1.8 million pre-tax gain from the reversal of reserves associated with the closure of certain of the Debtors’ facilities in fiscal 1997.
(2)	The cumulative effect of accounting change represents the non-cash writedown of goodwill as of the first day of fiscal 2002 in connection with the Debtors’ adoption of SFAS No. 142.

B. EVENTS LEADING TO, AND CIRCUMSTANCES SURROUNDING, THE CHAPTER 11 FILING

In fiscal 2003, the Debtors experienced a significant drop in revenues beginning in the second quarter. Retail sales of the Debtors’ products began to weaken in the second quarter due to a lackluster retail environment in general and inventory adjustments by some of their customers, including their largest customer, Kmart. For fiscal 2003, total revenues were down 22.1 percent compared to the previous year. During the second, third and fourth quarters of fiscal 2003, in response to the drop in sales, the Debtors initiated plans to eliminate approximately $18 million in annual expenses through the closure and consolidation of manufacturing facilities and a reduction of workforce. Four manufacturing facilities were closed, which eliminated over 850 positions for a total estimated annual savings of $13.6 million. Approximately 80 managerial and administrative positions were eliminated which reduced annual expenses by over $4 million. The benefits of these cost-cutting efforts were not expected to be realized until fiscal 2004, too late to mitigate a continued reduction in gross profit caused by the poor economic environment. The Debtors’ gross profit for fiscal 2003 was approximately $61 million less than their gross profit for the previous year.

As a result of the Debtors’ financial performance, they failed to meet the maximum leverage ratio covenant contained in the Prepetition Credit Agreement for the third quarter of 2003. The Debtors and the Prepetition Lenders entered into an amendment of the Prepetition Credit Agreement that waived the covenant violation and imposed new requirements for minimum levels of excess availability and monthly operating EBITDA. An additional amendment and waiver to the Prepetition Credit Agreement was executed in December 2003, waiving certain anticipated defaults resulting from the Debtors’ financial performance and imposing additional requirements on the Debtors. Another amendment was executed in January

2004 modifying certain terms of the Prepetition Credit Agreement. Among other things, the Prepetition Credit Agreement, as amended, required the Debtors to deliver to the Prepetition Agent on March 31, 2004 satisfactory evidence that the Debtors would be in compliance with the financial covenants in the Prepetition Credit Agreement for the fiscal quarter ending April 3, 2004. The Debtors’ sales and profitability did not sufficiently improve to be in compliance with all of the Prepetition Credit Agreement’s financial covenants. As a result, commencing April 1, 2004, the Debtors would have been in default under the Prepetition Credit Agreement. Accordingly, the Debtors no longer had access to the funds necessary to meet their operating expenses and were faced with a loss of enterprise value if they did not restructure their debt and obtain additional financing. Therefore, the Debtors concluded, after consultation with their advisors, that their interests and the interests of their creditors and employees were best served by a reorganization under Chapter 11 of the Bankruptcy Code.

III.

CORPORATE GOVERNANCE OF THE

DEBTORS DURING THE CHAPTER 11 CASES

A. BOARDS OF DIRECTORS

The board of directors of Dan River has five members. Joseph L. Lanier, Jr., the chairman of the board of Dan River, also serves as the sole director of Dan River Factory Stores and Dan River International and is the sole manager of Bibb. The directors of Dan River are divided into three classes with the directors in each class serving a term of three years. Directors for each class are elected at the annual meeting of shareholders held in the year in which the term for their class expires. Additionally, directors newly elected by the Board must stand for re-election by the shareholders at the next annual meeting following their election by the Board. Directors serve until the annual meeting held during the year their term expires, until their successors are elected and qualified, or until their death, resignation or removal. Certain information concerning Dan River’s directors is provided below.

The following table sets forth information concerning Dan River’s directors:

Name	Age	Expiration of Term
Donald J. Keller	72	2004
Joseph L. Lanier, Jr.	72	2004
Edward J. Lill	72	2006
John F. Maypole	65	2006
Rainer H. Mimberg	62	2005

Donald J. Keller has been a director of Dan River since 1998. Mr. Keller was non-executive chairman of Vlasic Foods, International from 1998 until 2001. From 1993 until 1998 he was chairman of B. Manischewitz Company, a food manufacturer, and was co-chief executive officer of B. Manischewitz Company from 1992 until 1993. From 1995 until 1997 he was chairman of the board of Prestone Products Corporation, an automotive chemicals manufacturer.

Joseph L. Lanier, Jr. has been chairman of the board of directors and chief executive officer of Dan River since 1989. Mr. Lanier is also a director of Flowers Foods, Inc., a food company, Torchmark Corporation, an insurance company, and Dimon Incorporated, a tobacco products company.

Edward J. Lill has been a director of Dan River since 1997. Mr. Lill was a senior partner and vice chairman of the accounting firm Deloitte & Touche from 1988 until his retirement in 1995.

John F. Maypole has been a director of Dan River since 1992. Mr. Maypole has for the past 20 years served as a consultant to and/or director of various corporations and providers of financial services, prior to which he served in various financial and general management capacities with two publicly owned companies. Mr. Maypole also serves as a director of MassMutual Financial Group, a life insurance and financial services company, and Church and Dwight Co., Inc., a household consumer product and specialty chemical company.

Rainer H. Mimberg has been a director of Dan River since 2002. Mr. Mimberg spent most of his career at Bestfoods, an international food company, until his retirement in 2000. He was Vice President – Investor Relations of Bestfoods from 1998 until 2000 and Vice President – Finance from 1997 until 1998. Prior to 1997 he served in a number of management capacities, primarily involving Bestfoods’ international operations.

B. SENIOR MANAGEMENT

The following table sets forth information concerning Dan River’s executive officers:

Name	Age	Position Held
Joseph L. Lanier, Jr.	72	Chairman, Chief Executive Officer and Director

Thomas L. Muscalino	53	President and Chief Operating Officer

Barry F. Shea	55	Executive Vice President-Chief Financial Officer

Gregory R. Boozer	49	Executive Vice President - Manufacturing

Scott D. Batson	48	Senior Vice President - Controller

Harry L. Goodrich	53	Vice President, Secretary and General Counsel

Gary D. Waldman	48	Vice President - Finance

Joseph L. Lanier, Jr. has been chairman of the board of directors and chief executive officer of Dan River or its predecessor since 1989. Mr. Lanier is also a director of Flowers Foods, Inc. (a food company), Torchmark Corporation (an insurance company) and Dimon Incorporated (a tobacco products company).

Thomas L. Muscalino was president of Dan River’s home fashions division from 1993 until he was promoted to president and chief operating officer effective August 29, 2003.

Barry F. Shea was vice president—finance, chief financial officer and assistant secretary of Dan River from 1989 until 1996 and was vice president—chief financial officer from 1996 until October 1998, when he was elected executive vice president—chief financial officer.

Gregory R. Boozer was vice president—manufacturing services of Dan River from 1989 until October 1998, when he was elected executive vice president—manufacturing.

Scott D. Batson was elected senior vice president-controller on November 15, 2004. He has held a variety of financial and accounting management positions, including Vice President-Controller of the Home Fashions Division and Vice President Finance, since joining the Company in 1990.

Harry L. Goodrich has been secretary and general counsel of Dan River since 1989 and has been vice president since 1995.

Gary D. Waldman has been controller of Dan River since 1996. He was assistant controller from 1992 until 1996, and director of taxes from 1990 until 1992. He was elected vice president-controller in February 2001.

Dan River’s executive officers are elected by the board of directors and generally hold office until the next annual meeting of Dan River’s directors or until their successors are elected and qualified.

IV.

SIGNIFICANT DEVELOPMENTS IN THE CHAPTER 11 CASES

A. “FIRST DAY” ORDERS AND RETENTION OF PROFESSIONALS

On the Filing Date, the Debtors filed “first day” motions and applications with the Court seeking certain relief to aid in the efficient administration of the Bankruptcy Cases and to facilitate the Debtors’ transition to debtor-in-possession status. These motions and applications were granted at the “first day” hearing held on April 1, 2004. Pursuant to the Court’s first-day orders and subsequent retention orders, King & Spalding LLP was retained as counsel to the Debtors; Conway, Del Genio, Gries & Co. was retained as the Debtors’ restructuring advisor; and Bankruptcy Management Corporation was retained as the Claims Agent for the Bankruptcy Cases. In addition, the Debtors sought and obtained several orders from the Bankruptcy Court that were intended to enable the Debtors to operate to the extent possible in the normal course of business during the Chapter 11 process. Among other things, these orders:

•	authorized the Debtors to operate their consolidated cash management system during the Chapter 11 cases in substantially the same manner as it was operated prior to the commencement of the Chapter 11 cases;

•	authorized payment of certain prepetition employee salaries, wages, and benefits and reimbursement of prepetition employee business expenses;

•	authorized payment of prepetition sales, payroll, and use taxes owed by the Debtors; and,

•	authorized payment of certain prepetition obligations to customers and certain customs brokers, common carriers and warehousemen.

In addition, at the “first day” hearing, the Debtors obtained interim approval to enter into the DIP Loan Facility. The DIP Loan Facility is described in Section IV.C of the Disclosure Statement.

B. APPOINTMENT OF COMMITTEE

On April 12, 2004, the United States Trustee appointed the Official Committee of Unsecured Creditors pursuant to section 1102(a) of the Bankruptcy Code. The members of the Committee that were appointed are: L.C. Capital Master Fund, Ltd., Progressive Screen Engraving, Inc., Wellman, Inc., HSBC Bank, USA, Singer Children’s Management Trust &

Affiliates, Sandler Capital Management, and Teijan Akra, USA. Progressive Screen Engraving, Inc. subsequently resigned from the Committee. By orders entered on May 11, 2004, the Committee was authorized to retain Akin Gump Strauss Hauer and Feld LLP as counsel to the Committee and Alston & Bird, LLP as co-counsel to the Committee. By order dated May 20, 2004 the Committee was authorized to retain Houlihan Lokey Howard & Zukin Capital as financial advisors to the Committee.

C. DEBTOR-IN-POSSESSION FINANCING

As part of the “first day” hearing in the Bankruptcy Case the Debtors sought authorization to enter into the DIP Loan Facility that would provide financing of $145 million consisting of $110 million in the form of revolving loans and $35 million in the form of a single term loan. On April 1, 2004, the Bankruptcy Court entered an order (the “Interim DIP Order”) that authorized the Debtors to enter into the DIP Loan Facility on an interim basis and authorized the Debtors to borrow up to $40 million under the DIP Loan Facility. A final hearing on the Debtors’ motion to enter into the DIP Loan Facility was conducted on April 27, 2004. After the final hearing, a stipulation (the “First Stipulation”) was entered that extended the effect of the Interim DIP Order until May 7, 2004 to allow the Debtors, the Committee and the DIP Lenders time to resolve remaining issues regarding the DIP Loan Facility. The First Stipulation also increased the amount that the Debtors could borrow under the DIP Loan Facility on an interim basis from $40 million to $45 million. A second stipulation (the “Second Stipulation”) was entered on May 7, 2004 that extended the effect of the Interim Order until May 28, 2004. The Second Stipulation also increased the amount that the Debtors could borrow under the DIP Loan Facility to $75 million. On May 28, 2004, a final order (the “Final DIP Order”) was entered that authorized the Debtors to enter into the DIP Loan Facility.

Borrowings under the DIP Loan Facility were used to refinance in full the Prepetition Lender Claims. The DIP Loan Facility was originally secured by a first priority priming lien on substantially all of the Debtors’ assets subject to a carve-out of $1 million for payment of professional expenses. The DIP Loan Facility contained financial covenants requiring the Debtors to maintain minimum levels of earnings before certain corporate items, interest, taxes, depreciation, and amortization (“Operating EBITDA”), as defined. In addition, the DIP Loan Facility imposed restrictions relating to, among other things, capital expenditures, asset sales, incurrence or guarantee of debt, acquisitions, sale of receivables, certain payments and investments, affiliate and subsidiary transactions, payment of dividends and repurchases of stock, derivatives, and excess cash. The DIP Loan Facility also required that proceeds from sales of certain assets be used to repay specified borrowings and permanently reduce the commitment amount under the facility. Availability under the revolving credit of the DIP Loan Facility was based upon a borrowing base determined by reference to eligible accounts receivable and inventory, as defined. The DIP Loan Facility required strict adherence with a weekly cash flow budget.

Both the Interim DIP Order and the Final DIP Order permitted the Debtors to enter into nonmaterial amendments to the DIP Loan Facility. The Debtors and the DIP Lenders entered into nonmaterial amendments to the DIP Facility on May 27, 2004, July 20, 2004 and July 31, 2004. In addition to the three nonmaterial amendments to the DIP Loan Facility, the Debtors and the DIP Lenders entered into a Fourth Amendment and Waiver on August 18, 2004 (the “Fourth

Amendment”). The Fourth Amendment was necessary because the Debtors failed to meet the minimum operating EBITDA test under the DIP Loan Facility for the monthly period ending June 30, 2004. As a result, an Event of Default occurred under the DIP Loan Facility. Because of this default, if the Debtors did not reach agreement with the DIP Lenders to further amend the DIP Loan Facility, the DIP Lenders could have exercised certain rights and remedies including, among other things, demanding full and immediate payment in cash of all amounts outstanding under the DIP Loan Facility. To avoid a forced liquidation and to allow for the Debtors’ continued operations, the DIP Lenders and the Debtors entered into the Fourth Amendment. Under the terms of the Fourth Amendment, the DIP Lenders agreed to waive the event of default for a limited period of time. In exchange, Dan River agreed to acknowledge the default and to comply with certain other terms set forth in the Fourth Amendment. Among other things, the Fourth Amendment required that the Debtors provide the DIP Lenders with a commitment letter for exit financing on or before September 30, 2004. On September 17, 2004, the Court entered an Order approving the Fourth Amendment; however, by the agreement of the parties, the Order approving the Fourth Amendment provided that the date by which the Debtors would be required to deliver a commitment letter with respect to its exit financing would be October 22, 2004, rather than September 30, 2004.

On October 22, 2004, the Debtors delivered to the agent for the DIP Lenders two commitment letters for exit financing as required by the Fourth Amendment. The commitment letters included a commitment letter for a revolving loan in the amount of $110 million to be provided by Ableco Finance LLC and a commitment letter for a $25 million term loan to be provided by a group of the Debtors’ senior noteholders including Contrarian Funds LLC, LC Capital Master Fund, Ltd., Loeb Partners, Corp., Sandler Associates, Sandler Associates II L.P., Sandler Offshore Fund, Inc., Singer Children’s Management Trust, and Wayzata Investment Partners LLC. In addition, the Debtors provided a financing proposal for a $25 million term loan from CSG Investments, Inc.

Notwithstanding the Debtors’ provision of commitment letters for exit financing, on October 25, 2004, the agent for the DIP Lenders informed the Debtors that the Lenders did not consider the commitment letters to be acceptable and that the DIP Lenders did not intend to honor the borrowing request submitted by the Debtors that morning unless the Debtors executed a waiver releasing the DIP Lenders from all claims. Because the Debtors did not believe that they were in violation of the DIP Loan Facility, they refused to sign the waiver. Deutsche Bank then funded the borrowing request that the Debtors had submitted on October 25, 2004. Throughout the week of October 25, 2004, the DIP Lenders continued to threaten that they would not honor the Debtors’ borrowing requests. The DIP Lenders, however, continued to honor the Debtors’ borrowing requests until Friday, October 29, 2004, when the DIP Lenders did not honor the borrowing request submitted by the Debtors that morning.

The Debtors believed that the DIP Lenders’ refusal to honor the borrowing request on Friday, October 29, 2004, constituted a breach of the DIP Loan Facility and a violation of the Final DIP Order. Accordingly, on Monday, November 1, 2004, the Debtors filed an emergency motion to obtain relief (the “Motion for Relief”) from the Final DIP Order so that the Debtors could obtain additional funding on a first-priority basis to ensure the Debtors’ ongoing reorganization. The court conducted an emergency hearing on the Motion for Relief and entered an interim order on November 1, 2004 which authorized the Debtors to obtain additional funding on a first-priority basis. The Court subsequently set a hearing for December 9, 2004 to consider whether to enter a final order allowing the Debtors to obtain additional funding on a first-priority basis. On November 5, 2004, the DIP Lenders filed a motion (the “Motion to Vacate”) requesting that the court vacate or modify the interim order that had authorized the Debtors to obtain additional funding on a first-priority basis. The Court set the DIP Lenders’ Motion to Vacate for hearing on November 13, 2004. Prior to the hearing on the Motion to Vacate, the Debtors and the DIP Lenders resolved the issues related to the Motion for Relief and the Motion to Vacate. The Debtors and the DIP Lenders are currently documenting this settlement. Under the settlement, the interim order entered by the Court on November 1, 2004 will be vacated and the indebtedness incurred pursuant to the interim order will be repaid by the DIP Lenders. The settlement also provides for the DIP Lenders to fund the Debtors’ ongoing operations and eliminates certain covenants in the DIP Loan Facility that required the Debtors to maintain minimum operating EBITDA and other covenants that otherwise limited the borrowing base available under the DIP Loan Facility. As a result of the settlement with the DIP Lenders, the Debtors will obtain approximately $10 million of additional liquidity.

D. DISSEMINATION OF INFORMATION ABOUT THE CASE

The Debtors have been actively engaged in providing information about the Debtors’ businesses and proceedings in these Cases to various parties-in-interest. The Debtors provided extensive information about the Debtors’ financial, corporate, and operational status to creditors at the initial meeting of creditors held pursuant to section 341 of the Bankruptcy Code. The Debtors also have provided regular updates to the Committee through its counsel. In addition, the Debtors have provided formal and informal updates to various creditors in hundreds of unscheduled calls over the course of the Cases.

E. REJECTION AND ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

As part of the review of their ongoing business operations, the Debtors reviewed certain of their executory contracts and unexpired leases to determine those contracts that were no longer beneficial to their business operations. As a result of this analysis, the Debtors obtained approval from the Bankruptcy Court to reject certain of their executory contracts and unexpired leases. The Debtors have rejected two office space leases in New York and an office lease in High Point, North Carolina. The Debtors also rejected leases for their former outlet store locations in Destin, Florida, Commerce, Georgia, and Surfside Beach, South Carolina. The Debtors have also rejected several executory contracts including a music service contract with Muzack, LLC, a trademark license agreement with Sesame Workshop, a contract with AT&T Corp. and the lease for their former Arnco plant in Newnan, Georgia.

Similarly, the Debtors have sought to assume contracts where such contracts are beneficial to their ongoing business operations or could be amended such that they would be beneficial to the Debtors’ business operations. Among others, the Debtors assumed certain trademark license agreements with Warner Bros. Consumer Products subject to amendments that delayed the due date for certain “minimum guarantee” payments and extended the term for certain of the license agreements.

The Debtors are continuing to review their executory contracts and unexpired leases. The proposed treatment for executory contracts and leases that are not assumed or rejected prior to confirmation of the Plan is discussed in Section VIII of the Disclosure Statement.

F. SALES OF ASSETS

1. Non-Essential Assets

On May 28, 2004, the Debtors obtained entry of an Order allowing them to sell non-essential assets valued at less than $250,000 individually in transactions not valued at more than $1,000,000. As of October 2, 2004, the Debtors had received approximately $1.4 million in proceeds from the sale of non-essential assets pursuant to this Order.

2. Manufacturing Facility in Sevierville, Tennessee.

Prior to the Filing Date, Dan River was a party to an agreement (the “Facility Agreement”) with the City of Sevierville, Tennessee (“Sevierville”) pursuant to which Dan River occupied a manufacturing facility. Under the Facility Agreement, Dan River had an option to purchase the manufacturing facility at the end of the term of the Facility Agreement for one dollar. On July 12, 2004, Dan River executed an option agreement (the “Option Agreement”) with Hope International Ministries (“Hope”) that granted Hope the option to acquire all of Dan River’s interest in the Facility Agreement for a purchase price of $5 million. Hope deposited the sum of $100,000 to be applied towards the purchase price in the event Hope exercised the option. The Option Agreement provided that Hope could receive a refund of $90,000 of the deposit amount if, among other things, Hope was unable to negotiate with Sevierville to obtain fee simple title to the Facility contemporaneously with, or within thirty days of, the assignment of the Facility Agreement contemplated by the Option Agreement. Hope subsequently declined to exercise the option to acquire the Facility Agreement and explained that it was not exercising the option because it was unable to reach agreement with Sevierville to obtain fee simple title to the property governed by the Facility Agreement and because of Sevierville’s assertion that the Facility Agreement required any assignee of the Facility Agreement to continue manufacturing operations.

On August 3, 2004, Dan River filed a complaint against Sevierville seeking a declaration that the Facility Agreement was not a true lease and was instead a disguised financing agreement. Dan River also sought a declaration that the Facility Agreement could be assigned free and clear of any restriction in the Facility Agreement that required an assignee of the Facility Agreement to continue manufacturing operations. Dan River and Sevierville subsequently entered into a settlement agreement pursuant to which Sevierville agreed to pay Dan River a total of $4.5 million in exchange for Dan River conveying to Sevierville all of its interests under the Facility Agreement. The settlement was approved by the Court, and the transaction contemplated by the settlement was completed on October 29, 2004, at which time the Debtors received proceeds of $4.4 million. Pursuant to the settlement agreement with Sevierville, the remaining $100,000 of the settlement proceeds are being held in escrow to ensure Dan River’s compliance with its obligations in connection with vacating the premises.

3. The Greenville, South Carolina Property.

On October 29, 2004, the Debtors filed a motion seeking the approval of an order approving (a) a sale and bidding process to be used in connection with the proposed sale of certain real property located in Greenville, South Carolina (the “Greenville Property”), (b) the assumption of a real estate brokerage contract and the payment of a real estate commission in connection with the sale of the Greenville Property, and (c) following a final hearing, an order approving the sale by the Debtors of the Greenville Property to Buy-Low Beauty Supply, Inc. or to the bidder submitting the highest or best bid for the Greenville Property in connection with the sale and bidding process.

In January 2004, the Debtors began conducting marketing efforts to further their goal of selling the Greenville Property for the most attractive price (and other terms) attainable. In connection therewith, the Debtors retained a real estate broker, Hart Corporation, and its affiliate NAI Earle Furman, LLC (collectively, the “Broker”), to identify and contact all third party purchasers that might be interested in pursuing such a transaction. The Broker’s efforts culminated in Buy-Low executing a Purchase and Sale Agreement dated October 20, 2004 that provided, among other things, for the Greenville Property to be sold for $850,000. Under the motion filed with the Court, the agreement with Buy Low will be “tested” in the marketplace by a sale and bidding process. In the event a satisfactory overbid is received on or before November 19, 2004, the Debtors will conduct an auction with respect to the sale of the Greenville Property on November 23, 2004. The final sale hearing to approve the successful bidder is set for November 24, 2004.

G. SEVERANCE AND KEY EMPLOYEE RETENTION

To ensure the retention of employees critical to the Debtors’ continued operations, the Debtors filed a motion on June 7, 2004 to obtain authority to implement a key employee retention plan (the “KERP”). The KERP provides for a variety of incentives and benefits to certain of the Debtors’ critical employees, including senior executives, vice-presidents, and other key managers (the “Covered Employees”). Under the KERP, the Covered Employees are divided into five (5) categories based upon each Covered Employee’s position with the Debtors, and, in management’s business judgment, the relative importance and indispensability of that employee’s contribution to the Debtors’ business operations. Employee Tier 1 consists of the Debtors’ Chairman and Chief Executive Officer. Employee Tier 2 consists of four (4) senior executives. Employee Tier 3 consists of ten (10) key executives. Employee Tier 4 consists of fifteen (15) key members of middle management. Employee Tier 5 consists of seventeen (17) key members of middle management and production staff. Participation in the Key Employee Retention Plan is voluntary for the Covered Employees, some of whom may be parties to prepetition employment contracts with one or more of the Debtors. By “opting in” to the Key Employee Retention Plan, the Covered Employees will be deemed to agree that the terms and conditions of the Key Employee Retention Plan supersede any contractual obligations related to compensation or severance in their employment contracts. On July 2, 2004, the Bankruptcy Court entered an order approving the KERP with respect to Covered Employees in Tiers 3 through 5. The KERP as approved by the Bankruptcy Court granted Covered Employees in Tiers 3 through 5 stay bonuses ranging from 20% to 60% of the Covered Employees’ salary and also established a program for severance payments.

After the entry of the order approving the KERP for employees in Tiers 3 through 5, the Debtors continued negotiations with the Committee, and other parties in interest, regarding the issues related to employees in Tiers 1 and 2. As a result of those negotiations, the Debtors agreed to defer requests for retention bonuses for employees in Tiers 1 and 2 until confirmation of a plan and instead agreed to seek reduced levels of severance payments for Tier 1 and Tier 2 employees. On September 20, 2004, the Debtors filed a motion to implement a severance program (the “Severance Program”) for its employees in Tiers 1 and 2. Under the Severance Program, the employee in Tier 1 will be entitled to receive, subject to certain conditions, a severance payment equivalent to one years’ base salary and continuation of benefits on the same terms generally available to salaried employees of Dan River for a period of one year from the date employment is terminated. Similarly, covered employees in Tier 2 will be entitled to receive, subject to certain conditions, fifteen months’ base salary and continuation of benefits on the same terms generally available to salaried employees of Dan River for a period of fifteen months from the date employment is terminated. The Court approved the Severance Program by an Order entered on October 13, 2004.

H. POST-PETITION FINANCIAL PERFORMANCE

The Debtors’ financial performance since the Petition Date is summarized in monthly operating reports that the Debtors have filed with the Bankruptcy Court.

I. CLAIMS BAR DATE AND CLAIMS SUMMARY

On, May 18, 2004, the Bankruptcy Court entered an order (the “Bar Date Order”) fixing August 10, 2004 as the deadline by which all creditors other than governmental units must file proofs of claim in the Bankruptcy Cases. The Bar Date Order established September 27, 2004 as the deadline by which governmental units must file proofs of claim in the Bankruptcy Cases. The Bar Date Order also approved the form and manner of notice of the Bar Date. On June 9, 2004 through June 12, 2004, notice of the Bar Date Order was sent to all known holders of claims against the Debtors, all counterparties to executory contracts or unexpired leases with the Debtors, and other parties in interest as required by the Bar Date Order. Notice of the Bar Date Order was also published in The Wall Street Journal (National Edition), The New York Times (National Edition), the Atlanta Journal-Constitution, the Danville Register and Bee, and the Greensboro News and Record.

As of November 15, 2004, the amount of all scheduled and filed claims totaled approximately $480 million. This amount includes claims that have been characterized by the purported holders of the claims as claims that are Administrative Claims, Priority Claims, Secured Claims and Unsecured Claims. As of the date of this Disclosure Statement, the Debtors have conducted only a preliminary review of these claims to determine whether they are properly classified, duplicative, or invalid for any other reason. Based on their preliminary review, the Debtors estimate currently that the allowed amount of (i) Substantial Unsecured Claims will be approximately $40 million, (ii) General Unsecured Claims will be $17.5 million, and (iii) Unsecured Convenience Claims will be $760,000. Because the Debtors have not yet conducted an in-depth analysis of the Claims to determine which claims may be invalid, the Debtors opted for a conservative approach in determining the estimates provided in this Disclosure Statement. Therefore, the Debtors believe that the estimates provided herein represent the upper range of the amounts of Claims in the various Classes. Nevertheless, because the actual Allowed Amount of claims will not be known until all claims objections are resolved, it is possible that the actual allowed amount of unsecured claims will be greater than that estimated by the Debtors in this Disclosure Statement.

V.

SUMMARY OF THE PLAN

A. CLASSIFICATION OF CLAIMS AND INTERESTS

1. Introduction

The categories of Claims and Interests set forth below classify all Claims against and Interests in the Debtors for all purposes of the Plan. A Claim or Interest shall be deemed classified in a particular Class only to the extent the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. The treatment with respect to each Class of Claims and Interests provided for in the Plan shall be in full and complete satisfaction, release and discharge of such Claims and Interests.

2. Classification

For purposes of classification, voting, and treatment under the Plan, Claims against Dan River, Bibb, Dan River International, and Dan River Factory Stores, respectively, are classified in a single class regardless of whether such Claims are assertable against one or more of Dan River, Bibb, Dan River International, and Dan River Factory Stores. The Debtors do not believe that such classification or treatment adversely impacts upon the rights of any Holder of a Claim. The Debtors do not intend, by so classifying Claims, to effect a substantive consolidation of any of the Debtors or their respective Estates. Rather, the separate corporate existence of each of the Debtors is preserved under the Plan in accordance with Article 6.1 of the Plan.

For purposes of classification and treatment under the Plan, Interests against Dan River, Bibb, Dan River International, and Dan River Factory Stores, respectively, are classified in four subclasses.

The classification of Claims under the Plan is as follows:

Class	Designation	Impairment	Entitled to Vote
1	Other Secured Claims	Unimpaired	No
2	Priority Claims	Unimpaired	No
3	American National Bank Claim	Impaired	Yes
4	Prepetition Notes Claims	Impaired	Yes
5	Substantial Unsecured Claims	Impaired	Yes
6	General Unsecured Claims	Impaired	Yes
7	Unsecured Convenience Claims	Impaired	Yes

8	Intercompany Claims	Unimpaired	No
9	Workers’ Compensation Claims	Unimpaired	No
10	Subordinated Claims	Impaired	No

The classification of Interests under the Plan are as follows:

11A	Dan River Interests	Impaired	No
11B	Bibb Interests	Unimpaired	No
11C	Dan River International Interests	Unimpaired	No
11D	Dan River Factory Stores Interests	Unimpaired	No

The Classes of Claims and Interests, as well as their treatment and an analysis of whether they are impaired or unimpaired, are described in more detail as follows:

(a) Class 1 — Other Secured Claims. Class 1 consists of Secured Claims under section 506 of the Bankruptcy Code other than the Prepetition Lender Claims or the American National Bank Claim. The Debtors currently estimate that the total amount of Other Secured Claims that will be Allowed under the Plan is $640,000. The legal, equitable and contractual rights of the Holders of Class 1 Other Secured Claims are unaltered by the Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 1 Other Secured Claim shall receive, in full and final satisfaction of such Allowed Class 1 Other Secured Claim, one of the following alternative treatments: (a) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be reinstated and the Holder paid in accordance with such legal, equitable and contractual rights; (b) the Debtors shall surrender all collateral securing such Claim to the Holder thereof, in full satisfaction of such Holder’s Allowed Class 1 Other Secured Claim, without representation or warranty by or recourse against the Debtors or Reorganized Debtors; or (c) such Allowed Class 1 Other Secured Claim will be otherwise treated in a manner so that such Claim shall be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code. The proposed treatment of each Class 1 Other Secured Claim shall be selected by the Debtors, with the consent of the Committee, which consent shall not be unreasonably withheld, and shall be disclosed in the Plan Supplement. Any default with respect to any Class 1 Other Secured Claim that occurred before or after the commencement of the Chapter 11 Case shall be deemed cured upon the Effective Date.

Voting: Class 1 is an Unimpaired Class, and the Holders of Allowed Class 1 Other Secured Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

(b) Class 2 — Priority Claims. Class 2 consists of all Priority Claims entitled to priority under section 507(a) of the Bankruptcy Code other than an Administrative Expense Claim or a Priority Tax Claim. The Debtors believe that all such claims have been paid in full pursuant to First Day Orders entered in the Bankruptcy Cases. The legal, equitable and contractual rights of the Holders of Class 2 Priority Claims, to the extent any such Claims exist, are unaltered by the Plan. Unless the Holder of such Claim and the Debtors agree to a different treatment, each Holder of an Allowed Class 2 Priority Claim shall receive, in full and final satisfaction of such Allowed Class 2 Priority Claim, one of the following alternative treatments: (a) to the extent then due and owing on the Effective Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors on the Effective Date; (b) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by the Debtors or the Reorganized Debtors when and as such Claim becomes due and owing in the ordinary course of business; or (c) such Claim will be otherwise treated in a manner so that such Claims shall be rendered Unimpaired pursuant to section 1124 of the Bankruptcy Code. The proposed treatment of each Class 2 Other Priority Claim shall be selected by the Debtors, with the consent of the Committee, which consent shall not be unreasonably withheld, and shall be disclosed in the Plan Supplement.

Voting: Class 2 is an Unimpaired Class, and the Holders of Class 2 Priority Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 2 are not entitled to vote to accept or reject the Plan.

(c) Class 3 — American National Bank Claim. Class 3 consists of all Secured Claims arising under or pursuant to the American National Bank Credit Documents. According to the Debtors’ Schedules, the amount of the American National Bank Claim is approximately $3 million. The Plan provides that in full and final satisfaction of the Allowed American National Bank Claim, on the Effective Date, the Holder of such Allowed American National Bank Claim shall receive an amended, modified and restated promissory note that (i) shall continue to be secured by the Lien of the American National Bank Deed of Trust, (ii) shall provide for the payment by Dan River to the holder of such amended, modified and restated promissory note of one hundred fifty (150) equal monthly Cash payments commencing on the first Business Day of the calendar month immediately following the Effective Date and continuing on the first Business Day of each calendar month thereafter until the Allowed American National Bank claim is repaid in full, and (iii) provides for the level monthly amortization of the Allowed American National Bank Claim over such one hundred fifty (150) month period at a fixed interest rate of nine percent (9.0%) per annum.

Voting: Class 3 is an Impaired Class, and pursuant to section 1126 of the Bankruptcy Code, each Holder of an Allowed American National Bank Claim is entitled to vote to accept or reject the Plan.

(d) Class 4 — Prepetition Notes Claims. Under the Plan, the Prepetition Notes Claims will be deemed Allowed Claims in the aggregate amount of $166,530,118.06. Depending upon whether the Debtors receive a Funding Source Commitment Letter for an amount that is at least equal to the Threshold Amount, one of the following treatments will apply to Class 4 Prepetition Notes Claims:

(1) On the Initial Distribution Date, each Holder of a Prepetition Notes Claim shall receive (A) its pro rata share of the Noteholders’ Share of New Common Stock, which shall be determined by (i) dividing the amount of such Holder’s Allowed Claim by the sum of the aggregate dollar value of all Allowed Claims in Class 4 and (ii) multiplying such resulting number by the number of shares in the Noteholders’ Share of New Common Stock, and (B) the right to participate as a Funding Source for the Cash Payment Fund pursuant to Article 6.12 of the Plan; or,

(2) In the event the Debtors are unable to obtain prior to the Confirmation Hearing a Funding Source Commitment Letter in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Threshold Amount, then on the Initial Distribution Date, each Holder of a Prepetition Notes Claim will receive its pro rata share of the Creditors’ Share of New Common Stock, which shall be determined by (A) dividing the Allowed Amount of such Holder’s Class 4 Claim by the sum of (i) the total Allowed Amount of all claims in Classes 4-6 and (ii) the total Asserted Amount of all Disputed Claims in Classes 4-6, and (B) multiplying such resulting number by the number of shares in the Creditors’ Share of New Common Stock.

Voting: Class 4 is an Impaired Class. Pursuant to section 1126 of the Bankruptcy Code, the Holders of Allowed Class 4 Claims are entitled to vote to accept or reject the Plan.

(e) Class 5 — Substantial Unsecured Claims: Class 5 consists of all Unsecured Claims that (i) are not Prepetition Notes Claims, Intercompany Claims, or Subordinated Claims and (ii) are equal to or greater than $75,000. The Debtors currently estimate that the total amount of Substantial Unsecured Claims will be $40 million. Depending upon whether the Debtors receive prior to the Confirmation Hearing a Funding Source Commitment Letter for an amount that is at least equal to the Threshold Amount, one of the following treatments will apply to Substantial Unsecured Claims:

(1) On either (i) the first Distribution Date after the applicable Claims Objection Deadline has occurred, if no objection to such Claim has been timely filed, or (ii) the first Distribution Date after the date on which any objection to such Substantial Unsecured Claim is settled, withdrawn or overruled pursuant to a Final Order of the Bankruptcy Court, each Holder of an Allowed Substantial Unsecured Claim shall receive, in full and final satisfaction of such Allowed Substantial Unsecured Claim, either (i) such Holder’s pro rata share of the Substantial Creditors’ Share of New Common Stock, or (ii) an Accelerated Cash Payment if such Holder chooses the Accelerated Cash Payment Option. The number of shares in the Substantial Creditors’ Share of New Common Stock is the number of shares of New Common Stock that has an implied value equal to twenty-five percent (25%) of the estimated value of all Allowed Substantial Unsecured Claims. If a Holder of an Allowed Substantial Unsecured Claim elects to choose the Accelerated Cash Payment Option, such Holder shall receive a single Accelerated Cash Payment from the Cash Payment Fund equal to fifty percent (50%) of the implied value of the New Common Stock such Holder otherwise would have received; or

(2) In the event the Debtors are unable to obtain prior to the Confirmation Hearing a Funding Source Commitment Letter in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Threshold Amount, a Holder of a Class 5 Substantial Unsecured Claim will receive a pro rata share of the Creditors’ Share of New Common Stock, which will be determined by (A) dividing the Allowed

Amount of such Holder’s Class 5 Claim by the sum of (i) the amount of all Allowed Claims in Classes 4-6 and (ii) the Asserted Amount of all Disputed Claims in Classes 4-6 and (B) multiplying such resulting number by the number of shares in the Creditors’ Share of New Common Stock.

Voting: Class 5 is an Impaired Class and pursuant to section 1126 of the Bankruptcy Code each Holder of an Allowed Class 5 Substantial Unsecured Claim is entitled to vote to accept or reject the Plan.

(f) Class 6 — General Unsecured Claims. Class 6 General Unsecured Claims consist of all Unsecured Claims other than Prepetition Notes Claims, Substantial Unsecured Claims, Unsecured Convenience Claims, Workers’ Compensation Claims, Intercompany Claims or Subordinated Claims. The Debtors estimate that the total amount of General Unsecured Claims that will be Allowed under the Plan is approximately $17.5 million. Depending upon whether the Debtors receive a Funding Source Commitment Letter prior to the Confirmation Hearing for an amount that is at least equal to the Threshold Amount, one of the following treatments will apply to General Unsecured Claims:

(1) A Holder of an Allowed General Unsecured Claim will receive either (i) six (6) equal Periodic Cash Payments beginning on the Initial Distribution Date and continuing on the next five (5) succeeding Distribution Dates such that the total of all such payments, without interest, is equal to thirty percent (30%) of the amount of such Holder’s General Unsecured Claim, or (ii) a single Accelerated Cash Payment which shall be equal to fifty percent (50%) of the present value of all Periodic Cash Payments to which it is otherwise entitled under the Plan, which present value shall be 83.33% of the aggregate face amount of the Periodic Cash Payments such Holder would have otherwise received.

(2) In the event the Debtors are unable to obtain prior to the Confirmation Hearing a Funding Source Commitment Letter in which the Investors agree to provide funds to the Cash Payment Fund in an amount that is at least equal to the Threshold Amount, a Holder of a Class 6 General Unsecured Claim will receive a pro rata share of the Creditors’ Share of New Common Stock, which will be determined by (A) dividing the Allowed Amount of such Holder’s Class 6 Claim by the sum of (i) the amount of all Allowed Claims in Classes 4-6 and (ii) the Asserted Amount of all Disputed Claims in Classes 4-6 and (B) multiplying such resulting number by the number of shares in the Creditors’ Share of New Common Stock..

Voting: Class 6 is an Impaired Class and pursuant to section 1126 of the Bankruptcy Code each Holder of an Allowed Class 6 General Unsecured Claim is entitled to vote to accept or reject the Plan.

(g) Class 7 — Unsecured Convenience Claims. Class 7 Unsecured Convenience Claims consist of all Unsecured Claims in an amount that is equal to or less than Two Thousand Five Hundred Dollars ($2,500) other than Prepetition Notes Claims,

Intercompany Claims, Workers’ Compensation Claims, or Subordinated Claims. The Debtors estimate that the total amount of Unsecured Convenience Claims that will be Allowed under the Plan is approximately $760,000. Under the Plan, each Holder of an Allowed Class 7 Unsecured Convenience Claim shall receive, in full and final satisfaction of such Holder’s Allowed Class 7 Unsecured Convenience Claim, a Cash payment in an amount equal to twenty-five percent (25%) of such Holder’s Allowed Class 7 Unsecured Convenience Claim.

Voting: Class 7 is an Impaired Class. Pursuant to section 1126 of the Bankruptcy Code, each Holder of an Allowed Class 7 Unsecured Convenience Claim is entitled to vote to accept or reject the Plan.

(h) Class 8 — Intercompany Claims. Classification: Class 8 Intercompany Claims consist of all Claims by a Debtor against another Debtor. Under the Plan, on or after the Effective Date, all Intercompany Claims will, (i) at the option of Reorganized Dan River, subject to the consent of the Committee, which consent shall not be unreasonably withheld, (A) be preserved and reinstated, or (B) after setoff be contributed on a net basis to the capital of the obligor, or (ii) with the mutual consent of both the obligor and the obligee (subject also to the consent of the Committee, which consent shall not be unreasonably withheld), be released, waived and discharged on and as of the Effective Date.

Voting: Class 8 is an Unimpaired Class. Holders of Class 8 Intercompany Claims are conclusively deemed to have accepted the Plan and, therefore, are not entitled to vote to accept or reject the Plan.

(i) Class 9 — Workers’ Compensation Claims. Class 9 Workers’ Compensation Claims consist of all claims by employees of the Debtors arising from or related to their employment with the Debtors for which the Debtors are required by state statute to maintain workers’ compensation insurance coverage through a program of either third party insurance, self-insurance, or state-sponsored insurance. Under the Plan, the Debtors will continue all of their workers’ compensation programs that were in effect on the Filing Date such that Workers’ Compensation Claims are unaltered by the Plan. Any Holder of a Workers’ Compensation Claim will be allowed to proceed with such Claim before the appropriate state workers’ compensation board subject to the right of the Debtors to defend any such Claim. To the extent any such Claim is determined to be valid by the appropriate state workers’ compensation board, or other court having jurisdiction over such Claim, such Claim shall be paid from proceeds of the applicable insurance (or self-insurance) program that is maintained by the Debtors pursuant to their existing workers’ compensation programs.

Voting: Class 9 is an Unimpaired Class, and the Holders of Class 9 Workers’ Compensation Claims are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holders of Claims in Class 9 are not entitled to vote to accept or reject the Plan.

(j) Class 10 — Subordinated Claims. Class 10 consists of any Unsecured Claim that is subordinated in priority to Allowed General Unsecured Claims pursuant to the provisions of section 510 of the Bankruptcy Code or other applicable law, including, without limitation, Claims, if any, (a) arising from rescission of a purchase or sale of Existing Securities or Prepetition Notes, (b) for damages resulting from the purchase or sale of such securities, or (c) for reimbursement or contribution on account of such Claims. The Debtors have not yet filed any proceedings to subordinate any claims, but the Plan makes provision for Subordinated Claims in the event that any Unsecured Claims are ultimately found to be Subordinated Claims. Under the Plan, the Holders of Subordinated Claims will receive no distributions on account of their respective Claims and all rights with respect thereto will be cancelled and fully extinguished pursuant to, and on the Effective Date of, the Plan.

Voting: Class 10 is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 10 Subordinated Claims are conclusively deemed to reject the Plan and are not entitled to vote to accept or reject the Plan.

(k) Class 11 — Interests. Class 11 is divided into four sub-classes. Class 11A consists of all Interests in Dan River; Class 11B consists of all Interests in Bibb; Class 11C consists of all Interests in Dan River International; and Class 11 consists of all Interests in Dan River Factory Stores. Under the Plan, Reorganized Dan River shall retain its Interests in Bibb, Dan River International, and Dan River Factory Stores. The Holders of Class 11A Interests in Dan River will receive no distributions on account of such Interests and such Interests will be cancelled and fully extinguished pursuant to, and on the Effective Date of, the Plan.

Voting: With respect to Dan River, Class 11A is an Impaired Class. Pursuant to section 1126(g) of the Bankruptcy Code, Holders of Class 11A Interests in Dan River are deemed to reject the Plan and are not entitled to vote to accept or reject the Plan. With respect to Bibb, Dan River International, and Dan River Factory Stores, Classes 11, 11C and 11D are Unimpaired Classes, and the Holder of Class 11B, 11C and 11D Interests are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Holder of Interests in Classes 11B, 11C and 11D are not entitled to vote to accept or reject the Plan.

B. TREATMENT OF UNCLASSIFIED CLAIMS.

1. Summary

Pursuant to section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims against the Debtors are not classified for purposes of voting on, or receiving Distributions under, the Plan. Similarly, Claims of the DIP Lender under the DIP Loan Facility are not classified for purposes of voting on, or receiving Distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with Article IV of the Plan and in accordance with the requirements set forth in section 1129(a)(9)(A) of the Bankruptcy Code. In addition, during the Bankruptcy Case the Holders of Prepetition Lender Claims previously received in full and final satisfaction of their Claims Cash equal in amount to one hundred percent (100%) of their Claims and, as a result, Prepetition Lender Claims are not classified or otherwise provided for in the Plan and the Holders of Prepetition Lender Claims are not entitled to vote to accept or reject the Plan.

2. Administrative Expense Claims

Administrative Expense Claims are claims for payment of administrative expenses of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code. The Debtors currently estimate that the amount of Administrative Expense Claims, including Cure Amounts to be paid for Assumed Contracts, will total approximately $7.3 million. Such claims include the actual, necessary expenses of preserving the Debtors’ assets incurred after the Petition Date, including post-petition trade payables, equipment and real estate leases, wages, salaries or commissions for services rendered after the Petition Date, amounts necessary to cure defaults under executory contracts or unexpired leases to be assumed, and Claims for Professional Compensation. Subject to the provisions of sections 328, 330(a), 331 of the Bankruptcy Code that apply to Claims for Professional Compensation, the Plan provides that each Holder of an Allowed Administrative Expense Claim will be paid the full unpaid amount of such Allowed Administrative Expense Claim in Cash on the latest of (i) the Effective Date, (ii) as soon as practicable after the date on which such Claim becomes an Allowed Administrative Expense Claim, or (iii) upon such other terms as may be agreed upon by such Holder and Debtors or the Reorganized Debtors, or (iv) as otherwise ordered by the Bankruptcy Court; provided, however, that Allowed Administrative Expense Claims representing obligations incurred by the Debtors in the ordinary course of business, or otherwise assumed by the Debtors on the Effective Date pursuant to the Plan, including any tax obligations arising after the Filing Date, will be paid or performed by Reorganized Debtors when due in accordance with the terms and conditions of the particular agreements or governing non-bankruptcy law governing such obligations.

3. Bar Date for Filing Administrative Expense Claims

Except as otherwise provided in the Plan, any Person holding an Administrative Expense Claim, other than (i) an Administrative Expense Claim arising from the operation by the Debtors of their business in the ordinary course of business or (ii) the DIP Lender for any Claim arising under the DIP Loan Facility, shall file a proof of such Administrative Expense Claim with the Clerk of the Bankruptcy Court within thirty (30) days after the Reorganized Debtors provide notice by mail or by publication, in a form and manner approved by the Court, of the entry of the Confirmation Order. At the same time that a Person files an Administrative Expense Claim, such Person shall also cause the claim to be served on counsel for the Reorganized Debtors. Any Person who fails to timely file and serve a proof of such Administrative Expense Claim with the Claims Agent shall be forever barred from seeking payment of such Administrative Expense Claim by the Debtors, the Estates, or the Reorganized Debtors. Any Person seeking an award by the Bankruptcy Court of Professional Compensation shall file a final application with the Bankruptcy Court for allowance of Professional Compensation for services rendered and reimbursement of expenses incurred through the Effective Date within sixty (60) days after the Effective Date or by such other deadline as may be fixed by the Bankruptcy Court. The provisions of this paragraph shall not apply to any professional providing services pursuant to and subject to the limits contained in the Order Authorizing Debtors to Retain and Compensate Professionals Used in the Ordinary Course of Business entered in the Bankruptcy Cases on or about April 1, 2004.

4. Priority Tax Claims

Priority Tax Claims include Unsecured Claims of governmental units for unpaid taxes entitled to priority under section 507(a)(8) of the Bankruptcy Code. The Debtors currently estimate that the amount of Priority Tax Claims will be no more than $2.2 million. At the option of the Debtors disclosed in the Plan Supplement each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date either (a) will be paid the full unpaid amount of such Allowed Priority Tax Claim in Cash on the Effective Date, or upon such other terms as may be agreed upon by such Holder and the Reorganized Debtors, (b) will receive deferred Cash payments, over a period not exceeding six years after the date of assessment of the tax on which such Priority Tax Claim is based, totaling the principal amount of such Priority Tax Claim plus simple interest on any outstanding balance from the Effective Date calculated at a fixed rate of 5% per annum from the Effective Date, or such lesser rate agreed to by a particular taxing authority, or (c) otherwise will be paid as provided for in an order of the Bankruptcy Court. The Debtors shall specify how they elect to treat Priority Tax Claims in the Plan Supplement. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall (i) be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Bankruptcy Cases had not been commenced, (ii) survive after the Effective Date as if the Bankruptcy Cases had not been commenced, and (iii) not be discharged pursuant to section 1141 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, the Plan leaves unaltered the legal, equitable, and contractual rights of each Holder of a Priority Tax Claim.

5. DIP Lender Claims

All amounts owed to the DIP Lender under the DIP Loan Facility shall be paid in full and in Cash on and as a condition precedent to the occurrence of the Effective Date.

VI.

MEANS FOR IMPLEMENTATION OF THE PLAN

A. SOURCES OF FUNDING FOR DISTRIBUTIONS UNDER THE PLAN

On the Effective Date, the Reorganized Debtors shall obtain the Exit Financing from the Exit Financing Lenders. Term sheets relating to the Exit Financing will be contained in the Plan Supplement. The operative documents relating to the Exit Financing shall be filed on or prior to the date of the Confirmation Hearing; provided, however, that the Debtors may modify the operative documents relating to the Exit Financing prior to the Effective Date, subject to the Committee’s consent, but without further notice to any other party, so long as such documents as executed on the Effective Date are substantially in conformance with the term sheet contained in the Plan Supplement. All Cash necessary for the Reorganized Debtors to make payments required by the Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors, the Exit Financing, any proceeds from the Retained Causes of Action or the Cash Payment Fund. The Cash Payment Fund is the fund established for payment of all Accelerated Cash Payments required to be made to those Holders of Substantial Unsecured Claims and General Unsecured Claims who choose the Accelerated Cash Payment Option. The Cash Payment Fund will be funded by those Holders of Prepetition Notes Claims that choose to act as a Funding Source, or to the extent necessary, the Investors pursuant to the Funding Source Commitment Letter that shall be contained in the Plan Supplement.

B. CASH PAYMENT FUND

1. Purpose of the Cash Payment Fund.

The purpose of the Cash Payment Fund is to provide a mechanism for Holders of Claims in Classes 5 and 6 to opt to receive a single Accelerated Cash Payment equal to fifty percent (50%) of the value of the distributions they would otherwise receive in lieu of any other distribution under the Plan. The Debtors’ initial plan of reorganization that was filed with the Court on July 28, 2004 (the “Original Plan”) generally provided that all Unsecured Creditors, other than Holders of Unsecured Convenience Claims, would receive a pro rata share of New Common Stock in Reorganized Dan River. Subsequent to the filing of the Original Plan, and at the request of the Committee, the Debtors amended the Original Plan to provide the possibility for Holders of Claims in Classes 5 and 6 to receive a discounted cash payment instead of New Common Stock. Thus, the current Plan contains provisions for the possible creation of a Cash Payment Fund that would be used to fund such discounted cash payments and provides that Holders of Claims in Classes 5 and 6 may elect to receive such discounted cash payments in the event the Cash Payment Fund is created.

2. Condition to Establishment of Cash Payment Fund.

On or prior to the Confirmation Date, the Debtors will estimate the minimum amount that would be needed in the Cash Payment Fund in order to make Accelerated Cash Payments to all Holders in Classes 5 and 6 that elect to receive an Accelerated Cash Payment on their Ballot. This minimum amount shall be referred to as the “Threshold Amount.” In the event the Debtors do not receive a Funding Source Commitment Letter prior to the Confirmation Hearing from the Investors that obligates the Investors to provide funds for the Cash Payment Fund in an amount that is at least equal to the Threshold Amount, then there shall be no Cash Payment Fund, and there will be no Accelerated Cash Payment Option for Holders of Claims in Classes 5 and 6.

3. Source of Funds.

The Cash Payment Fund shall be funded by those Holders of Allowed Prepetition Notes Claims who elect to participate as a Funding Source, and to the extent necessary, the Investors pursuant to the Funding Sources Commitment Letter. Each Holder of an Allowed Prepetition Notes Claim will be provided a space on its Ballot to indicate whether such Holder would like to participate as a Funding Source in the event the conditions for the creation of a Cash Payment

Fund are satisfied. In the event the conditions for the creation of a Cash Payment Fund are satisfied, any Holder of a Prepetition Notes Claim that elected on its Ballot to participate as a Funding Source shall, prior to the Effective Date, provide to the Debtors a written commitment in a form to be provided by the Debtors of the Commitment Amount that such Holder will agree to contribute to the Cash Payment Fund. Each Commitment Amount must be a multiple of One Hundred Thousand Dollars ($100,000.00). Each Funding Source shall provide its Commitment Amount to the Cash Payment Fund by at least thirty (30) days prior to a Distribution Date, paying its Proportionate Share of the Accelerated Cash Payments that will be made on the next Distribution Date. In the event the total of all Commitment Amounts are less than the Threshold Amount, the Investors, pursuant to the Funding Source Commitment Letter, shall provide the funds necessary to ensure that the funds in the Cash Payment fund are at least in an amount equal to the Threshold Amount.

4. Distribution of Stock to Funding Sources.

For each Accelerated Cash Payment that is made to a Holder of an Allowed Class 5 Substantial Unsecured Claim that elects the Accelerated Cash Payment Option, each Funding Source shall receive its Proportionate Share of the New Common Stock that would have otherwise been distributed to the Holder of the Allowed Class 5 Substantial Unsecured Claim had such Holder not elected the Accelerated Cash Payment Option. For each Accelerated Cash Payment that is made to a Holder of an Allowed Class 6 General Unsecured Claim that elects the Accelerated Cash Payment Option, each Funding Source shall receive its Proportionate Share of the number of Reserved Shares that have an implied value equal to the present value of the Periodic Cash Payments that would have otherwise been made to the Holder of the Allowed General Unsecured Claim had such Holder not elected the Accelerated Cash Payment Option. All amounts, if any, that remain undisbursed in the Cash Payment Fund after the Final Distribution Date shall be returned ratably to the Funding Sources and the Investors based upon their respective contributions to the Cash Payment Fund.

C. POOLING OF CLAIMS

The Plan provides for the pooling of Claims asserted against any of the Debtors for purposes of voting and distributions under the Plan. For such limited purposes, on the Effective Date, (a) any obligation of any Debtor and all guaranties with respect to any Class of Claims or Interests executed by one or more of the other Debtors and any joint or several liability of any of the Debtors shall be treated as a single obligation, and any obligation of two or more Debtors, and all multiple Impaired Claims against Debtors on account of such joint obligations, shall be treated and Allowed only as a single Claim against the Debtors, and; (b) each Claim filed in the Bankruptcy Cases of any Debtor shall be deemed a Claim against and an obligation of each of the Debtors. Such pooling will not (other than for purposes related to the Plan) (a) affect the legal and corporate structures of the Debtors or Reorganized Debtors, (b) affect Intercompany Claims which shall be treated in accordance with Article 3.8 of the Plan, and (c) affect Interests held by Dan River in Bibb, Dan River Factory Stores, or Dan River International, which Interests shall be retained by Dan River.

D. CORPORATE STRUCTURE AND GOVERNANCE OF THE REORGANIZED DEBTORS

1. Continued Corporate Existence

Each of the Debtors will continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation or limited liability company, as applicable, under applicable law in the jurisdiction in which each applicable Debtor is incorporated or otherwise formed and pursuant to its certificate or articles of incorporation and by-laws or other organizational documents in effect prior to the Effective Date, except to the extent such certificate or articles of incorporation and by-laws or other organizational documents are amended by the Plan, without prejudice to any right to terminate such existence (whether by merger or otherwise) under applicable law after the Effective Date.

2. Amended Certificates of Incorporation and By-Laws

The Amended Certificate of Incorporation and Amended By-Laws of each of the Reorganized Debtors shall be in form and substance reasonably acceptable to the Committee and shall be adopted as may be required in order that they are consistent with the provisions of the Plan and the Bankruptcy Code. The Amended Certificate of Incorporation of Dan River shall, among other things (a) authorize the issuance of New Common Stock; and (b) provide, pursuant to section 1123(a)(6) of the Bankruptcy Code, for (i) a provision prohibiting the issuance of non-voting equity securities for a period of two (2) years from the Effective Date and, if applicable, (ii) a provision setting forth an appropriate distribution of voting power among classes of equity securities possessing voting power, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Amended Certificate of Incorporation and Amended By-Laws of the Debtors is contained in the Plan Supplement.

3. New Boards of Directors and Officers

(a) Directors.

The initial Board of Directors of Reorganized Dan River shall consist of 7 directors designated by the Committee, the identity of whom shall be disclosed prior to the Confirmation Hearing. The initial Boards of Directors for the Reorganized Debtors (or in the case of Bibb, the initial manager or managing member), other than Reorganized Dan River, shall consist of the number of Persons specified in the Plan Supplement, the identity of whom shall be disclosed by the Committee. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person will also be disclosed. Each of the Persons on the initial Boards of Directors (or, in the case of Bibb, the initial manager or managing member) of the respective Reorganized Debtors shall serve in accordance with the Amended Certificate of Incorporation and Amended By-Laws of the respective Reorganized Debtor, as the same may be amended from time to time. The initial directors of the Reorganized Debtors identified in the Plan Supplement have either been designated or approved by the Committee.

(b) Officers.

The initial officers of each of the Reorganized Debtors will be disclosed in a schedule contained in the Plan Supplement. To the extent any such Person is an Insider (as defined in section 101(31) of the Bankruptcy Code), the nature of any compensation for such Person is also disclosed. The initial officers shall serve in accordance with the Amended Certificate of Incorporation and Amended By-Laws of the applicable Reorganized Debtor, as the same may be amended from time to time. The initial officers of the Reorganized Debtors identified in the Plan Supplement will either be designated or approved by the Committee.

4. Long-Term Incentive Plan

A percentage of the New Common Stock that will be issued by Reorganized Dan River pursuant to the Plan will be distributed to the management and certain employees of Reorganized Dan River pursuant to the Long-Term Incentive Plan. The Long-Term Incentive Plan will be contained in the Plan Supplement.

5. Cancellation of Existing Securities of Dan River and Agreements

On the Effective Date, except as otherwise specifically provided for herein, (a) the Existing Securities and any Certificates evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors, except for the Interests of Dan River in Bibb, Dan River Factory Stores, and Dan River International, will be deemed to be fully and finally cancelled, and (b) the obligations of, Claims against, and/or Interests in the Debtors under, relating, or pertaining to any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the Existing Securities and any other Certificate evidencing or creating any indebtedness or obligation of the Debtors, will be released and discharged; provided, however, that the Prepetition Notes Indenture and other agreements that govern the rights of the holders of the Prepetition Notes shall continue in effect solely for the purposes of allowing the Indenture Trustee, agent or servicer thereunder to make the distributions to be made on account of such Claims under the Plan. All reasonable compensation, fees, expenses, and disbursements incurred by the Indenture Trustee prior to the Effective Date in its capacity as trustee under the Prepetition Notes Indenture shall be paid in Cash on or as soon as practicable after the Effective Date by the Reorganized Debtors as an Administrative Expense, without the need for application to, or approval of, any court; provided, however, that any dispute as to the reasonableness of such fees shall be determined by the Bankruptcy Court after notice and hearing. To the extent that the Indenture Trustee in its capacity as trustee under the Prepetition Notes Indenture provides services related to the Distributions pursuant to this Plan, the Indenture Trustee (i) will be paid by the Reorganized Debtors, without court approval, the reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection therewith, with such payments to be made on terms agreed to between the Indenture Trustee and the Reorganized Debtors, and (ii) will be indemnified by the Reorganized Debtors for losses, liabilities or expenses of the Indenture Trustee in respect of any claims, demands, suits, causes of action or proceedings against the Indenture Trustee based upon any act or omission relating solely to the services provided by the Indenture Trustee pursuant to the Plan, except to the extent such losses, liabilities or expenses arise from the Indenture Trustee’s gross negligence, willful misconduct or fraud.

6. Issuance of New Common Stock and Other Equity Interests

(a) New Common Stock. On the Effective Date, Dan River will authorize the issuance of Ten Million (10,000,000) shares of New Common Stock to be distributed pursuant to the terms of the Plan.

(b) Preferred Stock. The Amended Certificate of Incorporation for Reorganized Dan River will authorize the future issuance of up to Ten Million (10,000,000) shares of preferred stock upon terms to be designated from time to time by the board of directors of Reorganized Dan River following the Effective Date. No preferred stock shall be issued pursuant to the Plan.

(c) Warrants. The Amended Certificate of Incorporation for Reorganized Dan River will authorize the issuance of Warrants for the purchase of New Common Stock for future issuance upon terms to be designated from time to time by the board of directors of Reorganized Dan River following the Effective Date. No Warrants shall be issued pursuant to the Plan except to the extent necessary in connection with the Exit Financing as may be described in the Plan Supplement.

7. Registration Rights Agreement

In the event there are at least three hundred (300) Holders of New Common Stock on the Effective Date, any Initial Holder receiving Distributions of New Common Stock issued on the Effective Date that is not entitled to an exemption from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code, or whose resale of the New Common Stock is otherwise restricted, shall be entitled to become a party to the Registration Rights Agreement, which provides that Reorganized Dan River will provide certain registration rights to such holders for the New Common Stock. The Registration Rights Agreement shall be in form and substance reasonably acceptable to the Committee and will be contained in the Plan Supplement.

8. Listing of New Common Stock

In the event there are at least three hundred (300) Holders of New Common Stock on the Effective Date, Reorganized Dan River shall use its reasonable efforts to list the New Common Stock (i) on a national securities exchange or the NASDAQ Stock Market; or (ii) if Reorganized Dan River cannot satisfy the applicable requirements for listing on a national securities exchange or the NASDAQ Stock Market, on the NASDAQ Small Cap Market; or (iii) if Reorganized Dan River cannot satisfy the applicable requirements for listing on the NASDAQ Small Cap Market, on another qualifying inter-dealer quotation system.

9. Reporting Company and Listing Status if Fewer than 300 Holders of New Common Stock

If there are fewer than 300 Initial Holders of New Common Stock on the Effective Date, the Debtor intends to deregister the New Common Stock from the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and upon filing of the necessary certifications with the Securities and Exchange Commission, Reorganized Dan River will not be a “public” company and will no longer be subject to the periodic reporting requirements under Section 13(a) or 15(d) of the Exchange Act. In addition, the New Common Stock will not be listed for trading on any national securities exchange, automated quotation service or over-the-counter trading markets.

E. PRESERVATION OF CAUSES OF ACTION

In accordance with section 1123(b)(3) of the Bankruptcy Code the Reorganized Debtors will retain and may (but are not required to) enforce all Retained Actions. After the Effective Date, the Reorganized Debtors, in their sole and absolute discretion, shall have the right to bring, settle, release, compromise, or enforce such Retained Actions (or decline to do any of the foregoing), without further approval of the Bankruptcy Court. The Reorganized Debtors or any successors, in the exercise of their sole discretion, may pursue such Retained Actions so long as it is in accordance with the best interests of the Reorganized Debtors or any successors holding such rights of action. The failure of the Debtors to specifically list any claim, right of action, suit, proceeding or other Retained Action in the Plan or Plan Supplement does not, and will not be deemed to, constitute a waiver or release by the Debtors or the Reorganized Debtors of such claim, right of action, suit, proceeding or other Retained Action, and the Reorganized Debtors will retain the right to pursue such claims, rights of action, suits, proceedings and other Retained Actions in their sole discretion and, therefore, no preclusion doctrine, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches will apply to such claim, right of action, suit, proceeding or other Retained Action upon or after the confirmation or consummation of the Plan.

VII.

PROVISIONS REGARDING DISTRIBUTIONS

A. DISBURSING AGENT

All Distributions under the Plan shall be made by the Reorganized Debtors or their agent. Notwithstanding the foregoing, all Distributions of New Common Stock to the Holders of Prepetition Notes Claims shall be made by the Reorganized Debtors to such Holders through the Indenture Trustee.

B. DISTRIBUTIONS OF CASH

Any Distribution of Cash made by the Reorganized Debtors pursuant to the Plan shall, at the Reorganized Debtor’s option, be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

C. NO INTEREST ON CLAIMS OR INTERESTS

Unless otherwise specifically provided for in the Plan, the Confirmation Order, or a postpetition agreement in writing between the Debtors and a Holder, postpetition interest shall not accrue or be paid on Claims, and no Holder shall be entitled to interest accruing on or after the Filing Date on any Claim. Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim in respect of the period from the Effective Date to the date a Final Distribution is made when and if such Disputed Claim becomes an Allowed Claim.

D. DELIVERY OF DISTRIBUTIONS

The Distribution to a Holder of an Allowed Claim shall be made by the Reorganized Debtors (a) at the address set forth on the proof of claim filed by such Holder, (b) at the address set forth in any written notices of address change delivered to the Debtors or Reorganized Debtors after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Debtors or Reorganized Debtors have not received a written notice of a change of address, (d) if the Holder’s address is not listed in the Schedules, at the last known address of such Holder according to the Debtor’s books and records, or (e) in the case of Prepetition Notes Claims to the Indenture Trustee for ultimate distribution to the Record Holders of such Prepetition Notes Claims. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made unless and until the Reorganized Debtors are notified of such Holder’s then-current address, at which time all missed Distributions shall be made to such Holder without interest. Amounts in respect of undeliverable Distributions made in Cash shall be retained by the Reorganized Debtors until such Distributions are claimed. All Cash Distributions returned to the Reorganized Debtors and not claimed within six months of return shall be irrevocably retained by the Reorganized Debtors notwithstanding any federal or state escheat laws to the contrary. All Distributions of New Common Stock returned to the Debtors and not claimed within one year of return shall irrevocably revert to Reorganized Dan River. Upon such reversion, the claim of any Holder or their successors with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

E. DISTRIBUTIONS TO HOLDERS AS OF THE RECORD DATE

All Distributions on Allowed Claims shall be made to the Record Holders of such Claims. As of the close of business on the Record Date, the Claims register maintained by the Claims Agent shall be closed, and there shall be no further changes in the Record Holder of any Claim. The Record Date shall be established in the Confirmation Order or other order entered by the Bankruptcy Court. The Reorganized Debtors shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. The Reorganized Debtors shall instead be entitled to recognize and deal for all purposes under the Plan with the Record Holders as of the Record Date.

F. DE MINIMIS DISTRIBUTIONS

Neither the Reorganized Debtors nor the Indenture Trustee shall have an obligation to make a Distribution if the amount to be distributed to the specific Holder of the Allowed Claim is or has a value less than $50.00.

G. FRACTIONAL SECURITIES; FRACTIONAL DOLLARS

Payments of fractions of shares of New Common Stock will not be made and shall be deemed to be zero. The Reorganized Debtors shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

H. WITHHOLDING TAXES

The Debtors or the Reorganized Debtors, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions under the Plan shall be subject to any such withholding and reporting requirements.

VIII.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. REJECTION OF CONTRACTS AND LEASES

Under the Plan on the Effective Date, all Executory Contracts or Unexpired Leases of any of the Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except those Executory Contracts or Unexpired Leases that (1) have been previously rejected by any Debtor pursuant to an order of the Bankruptcy Court, (2) are the subject of a motion to reject filed by any Debtor which is pending on the Effective Date, (3) are identified as being Rejected Contracts on Schedule 5.1 to the Plan, (4) are identified as being Pending Contracts on Schedule 5.1 to the Plan, or (5) are rejected pursuant to the terms of the Plan. An Executory Contract or Unexpired Lease that is deemed to be assumed pursuant to the foregoing sentence and the Confirmation Order is referred to in the Plan as an “Assumed Contract.” The Debtors will file Schedule 5.1 with the Bankruptcy Court and serve Schedule 5.1 on the non-debtor parties under the agreements listed thereon and on the Committee no later than twenty (20) days prior to the last date for filing objections to confirmation of the Plan, provided, however, that the Debtors, with the consent of the Committee, which consent shall not be unreasonably withheld, may amend Schedule 5.1 at any time prior to the Confirmation Hearing. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval, as of the Effective Date, of the assumption of the Assumed Contracts and the rejection of the Rejected Contracts pursuant to sections 365(a) and 1123 of the Bankruptcy Code; provided, however, if the non-debtor party to an Assumed Contract objects to the assumption of an Assumed Contract pursuant to the procedures set forth in Article 5.3 of the Plan, and such objection has not been resolved prior to the Effective Date, such Assumed Contract will be deemed to be assumed (if at all) only upon the resolution of such objection pursuant to Article 5.3 of the Plan. The Debtors shall have a period of one hundred twenty (120) days following the Effective Date to file a motion to assume a Pending Contract. Any Pending Contract that has not been assumed by a Final Order of the Bankruptcy Court or that is not the subject of a motion to assume that is filed before the end of the one hundred twenty (120) day period following the Effective Date shall be deemed rejected pursuant to the Confirmation Order effective as of the last day of such one hundred twenty (120) day period. During the period after the Effective Date and prior to the assumption or rejection of a Pending Contract, the applicable Debtor shall continue to perform under the terms of the Pending Contract, and the non-debtor party to such Pending Contract may not take any action to terminate such Pending Contract on account of any default occurring prior to the Effective Date. Each Executory Contract or Unexpired Lease that is assumed by any Debtor under the Plan and pursuant to the Confirmation Order or pursuant to any other Final Order entered by the Bankruptcy Court shall be deemed to be assigned to the Reorganized Debtors on the later of (i) the Effective Date or (ii) the date of assumption.

B. CLAIMS BASED ON REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

All proofs of claim with respect to Claims arising from the rejection pursuant to the Plan of the Rejected Contracts, if any, must be filed with the clerk of the Bankruptcy Court and served upon counsel for the Reorganized Debtors within thirty (30) days after the date of entry of the Confirmation Order. All proofs of claim with respect to Claims arising from the rejection of a Pending Contract, if any, must be filed with the clerk of the Bankruptcy Court and served upon counsel for the Reorganized Debtors within thirty (30) days after the effective date of such rejection. Any Claims arising from the rejection of Executory Contracts or Unexpired Leases that become Allowed Claims are classified and shall be treated as either a Class 5 Substantial Unsecured Claim or a Class 6 General Unsecured Claim depending on the Allowed Amount of such claim. Each non-debtor party to an Executory Contract or Unexpired Lease that is identified on Schedule 5.1 as a Rejected Contract or a Pending Contract shall, at the time they are served with Schedule 5.1, also be provided with a proof of claim form accompanied by a form on which such person shall indicate whether it chooses the Accelerated Cash Payment Option with respect to any potential rejection damages claim in the event an Accelerated Cash Payment Option is provided pursuant to the terms of the Plan. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed within the time required by Article 5.2 of the Plan will be forever barred from assertion against the Debtors or the Reorganized Debtors, the Estate and property of the Debtors or Reorganized Debtors unless otherwise ordered by the Bankruptcy Court or provided in the Plan.

C. CURE OF DEFAULTS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES

The Debtors will include on Schedule 5.1 the Cure Amount for any Assumed Contract. Any party to an Assumed Contract shall have twenty (20) days after service of Schedule 5.1 to file with the Court and serve on counsel for the Debtors and the Committee an objection to the Cure Amount listed on Schedule 5.1, an objection to the adequacy of assurance of future performance by the Reorganized Debtors, or any other objection to the assumption of such Assumed Contract. Any such objection shall be resolved by the Bankruptcy Court at the

Confirmation Hearing or at such other time as may be agreed to by the affected parties. If the Bankruptcy Court determines that the Cure Amount with respect to an Assumed Contract is greater than the amount listed by the Debtors on Schedule 5.1, the Debtors may elect to reject the Assumed Contract at issue, in which event, the non-debtor party to such contract shall be required to file a proof of claim for any damages resulting from such rejection within thirty (30) days after the effective date of such rejection. Prior to any such rejection, the Debtors shall provide the non-debtor party with a form to allow the non-debtor party to elect the Accelerated Cash Payment Option in the event an Accelerated Cash Payment Option is provided pursuant to the terms of the Plan. For each Executory Contract or Unexpired Lease assumed by the Debtors and assigned to the Reorganized Debtors, the Reorganized Debtors will pay the Cure Amount as set forth on Schedule 5.1, or as determined by the Bankruptcy Court, on the Initial Distribution Date, or if the Cure Amount has not been determined on the Initial Distribution Date, within thirty (30) days after the Cure Amount has been determined by a Final Order of the Bankruptcy Court.

D. SURVIVAL OF CERTAIN CORPORATE INDEMNITIES

Prior to the Filing Date, the Debtors had certain obligations to indemnify, reimburse, advance or contribute to the losses, liabilities or expenses of their present and former directors, officers, employees, agents or certain other representatives based upon any act or omission related to such Person’s service with, for or on behalf of the Debtors. These Persons are more particularly defined in the Plan as the Indemnitees, and the indemnification obligations are more particularly defined in the Plan as the Indemnification Rights. The Indemnification Rights arose pursuant to the Debtors’ certificates of incorporation, bylaws, or other policy of providing employee indemnification, or other applicable law or specific agreement.

Under the Plan, all Indemnification Rights shall be released and discharged on and as of the Effective Date except for the Continuing Indemnification Rights (which shall remain in full force and effect to the fullest extent allowed by law or contract on and after the Effective Date and shall not be modified, reduced, discharged, or otherwise affected in any way by the Bankruptcy Cases. The Continuing Indemnification Rights are defined in the Plan to be those Indemnification Rights held by any Indemnitee who is a Released Party together with any Indemnification Rights held by any Indemnitee on account of events occurring on or after the Filing Date. A Released Party is defined in the Plan to mean collectively (i) all officers, directors, employees, consultants, agents, financial advisors, attorneys and other representatives of the Debtors who served in such capacity on or subsequent to the Filing Date, in each case in their capacity as such; and (ii) the Committee, including its agents, financial advisors, and attorneys, in each case in their capacity as such, and all members of the Committee, including their agents, financial advisors, and attorneys, in each case in their capacity as such. The Plan further provides that the Debtors or the Reorganized Debtors, as the case may be, shall maintain directors’ and officers’ insurance providing coverage for those Indemnitees currently covered by such policies for a period of one year after the Effective Date and to maintain tail coverage under policies in existence as of the Effective Date, to the fullest extent permitted by such provisions and, in any event, for not less than one year after the Effective Date, in each case insuring such parties in respect of any Claims, demands, suits, Causes of Action, or proceedings against such Persons based upon any act or omission related to such Person’s service with, for, or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the

“Insurance Coverage”). The insurers who issue the Insurance Coverage will be authorized by the Plan to pay any professional fees and expenses incurred in connection with any action relating to any Indemnification Rights and Continuing Indemnification Rights. The Debtors or the Reorganized Debtors, as the case may be, shall, pursuant to the Plan, indemnify Indemnitees with Continuing Indemnification Rights and agree to pay for any deductible or retention amount that may be payable in connection with any claim covered under either the foregoing Insurance Coverage or any prior similar policy.

E. EMPLOYMENT AGREEMENTS AND OTHER BENEFITS

(a) Employment Agreements. Except as otherwise provided in the Plan, to the extent the Debtors had employment agreements with certain of their executives and key employees as of the Filing Date, the Debtors will disclose on Schedule 5.1 whether they intend to assume or reject such contracts. Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate, the employment agreements assumed pursuant to the Plan, subject to the existing contractual rights, if any, of the directors, officers or employees affected thereby.

(b) Benefits Provided to Executives and Certain Key Employees. To the extent the Debtors maintained on the Filing Date any incentive plans for executives and certain key employees that provided for, among other things, the grant of stock options, restricted stock, stock appreciation rights or other performance-based awards, such incentive plans will be deemed to be rejected and terminated in their entirety as of the Filing Date and, with respect to eligible officers and employees, will be replaced by the Long Term Incentive Plan provided by section 7.4 of the Plan. The incentive plans that shall be terminated pursuant to the Plan include, without limitation, the Dan River Inc. Management Incentive Plan, the Dan River Inc. 2000 Long-Term Incentive Plan, the Dan River Inc. 1997 Stock Incentive Plan, the Dan River Inc. 1997 Stock Plan for Outside Directors, and the Dan River Inc. 2003 Long-Term Incentive Plan; provided, however, that the termination of the incentive plans pursuant to the Plan shall not impact any benefits to which any officer or key employee is entitled pursuant to any key employee retention plan that has previously been approved by the Bankruptcy Court, and any such key employee retention plan shall continue to be in full force and effect except as such key employee retention plan may be modified by the Long Term Incentive Plan provided by section 7.4 of the Plan.

(c) Non-Qualified Pension Plans. The Debtors sponsor the following non-qualified pension plans: the Dan River Inc. Supplemental Executive Retirement Plan, the Dan River Inc. Restricted Supplemental Executive Retirement Plan, and the Dan River Inc. Non-qualified 401(k) and Deferred Compensation Plan for Highly Compensated Employees and Directors. Except to the extent otherwise provided in the Long Term Incentive Plan, on the occurrence of the Effective Date, the Non-Qualified Pension Plans shall be terminated, and any person entitled to benefits under a Non-Qualified Pension Plan shall have either a Class 5 Substantial Unsecured Claim or a Class 6 General Unsecured Claim depending on whether the Allowed Amount of such claim that results from the termination of the Non-Qualified Pension Plans is greater than $75,000.

(d) Qualified Pension Plans. The Debtors sponsor the following Qualified Pension Plans: (i) the Dan River Inc. Hourly Retirement Plan, (ii) the Dan River Inc. Salary Retirement Plan, and (iii) The Bibb Company Pension Plan. As of September 20, 2004, the accrual of benefits under the Qualified Pensions Plans was frozen such that an employee continued to be entitled to those benefits that had already accrued but was not allowed to accrue any additional benefits under the Qualified Pension Plans. Upon the occurrence of the Effective Date, the Reorganized Debtors intend to continue the Qualified Pensions Plans, as frozen, and shall meet the minimum funding standards under ERISA and the Internal Revenue Code, shall pay all Pension Benefit Guaranty Corporation insurance premiums, if applicable, and shall otherwise administer and operate the Qualified Pension Plans in accordance with their terms and ERISA in such manner as is necessary to maintain those benefits that had accrued prior to the date that accrual of benefits under the Qualified Pension Plans was frozen. Nothing in the Plan shall be deemed to release, discharge, or relieve the Debtors, Reorganized Debtors, any member of the Debtors’ controlled groups (as defined in 29 U.S.C. § 1301(a)(14)), or any other party, in any capacity, from any current or future liability with respect to the pension plans, and the Pension Benefit Guaranty Corporation and the pension plans shall not be enjoined or precluded from enforcing such liability as a result of the Plan’s provisions or consummation. Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate the Qualified Pension Plans. The Pension Benefit Guaranty Corporation (the “PBGC”) has the following claims against the Debtors: (i) three estimated claims for unfunded benefit liabilities totaling approximately $50,100,000, which are contingent upon the termination of the Qualified Pension Plans; (ii) three unliquidated claims for unpaid minimum funding contributions due to the Qualified Pension Plans; and (iii) three unliquidated claims for insurance premiums. Because the Plan provides for the continuance of the Qualified Pension Plans, the Debtors anticipate that the PBGC will withdraw its claims upon the Plan’s Effective Date.

(e) General Employment Benefits. Except as otherwise provided in the Plan, the Debtors shall maintain the employee benefit programs that were in place on the Filing Date including, without limitation, benefit programs providing (i) paid time off for vacation, illness and company holidays, (ii) vacation pay, (iii) qualified 401(k) obligations, (iv) severance payments, (v) flexible spending accounts, and (vi) insurance relating to medical, health, life, dental, prescription drugs, and long-term disability. Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate, the various benefit programs and plans that are maintained pursuant to this Article, subject to the existing contractual rights, if any, of the employees affected thereby.

(f) Collective Bargaining Agreements. On the Effective Date, the Debtors will assume that certain Collective Bargaining Agreement dated June 12, 2000 between Dan River and United Food and Commercial Workers’ Union Local 400 as such Collective Bargaining Agreement had been modified and amended prior to the Filing Date and was further modified and amended by that certain Memorandum of Agreement executed on July 19 and 20, 2004, that certain Memorandum of Understanding executed on July 19 and 20, 2004, that certain Memorandum of Understanding executed on July 23 and 27, 2004, and that certain Memorandum of Agreement executed on August 27 and 30, 2004. Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall maintain all of their existing rights including, but not limited to, any rights that they may have to amend, modify, or terminate the Collective Bargaining Agreements.

(g) Retiree Medical Benefits. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree medical benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits. Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall maintain all of their existing rights, including, but not limited to, any rights that they may have to amend, modify, or terminate retiree medical benefits, if any.

IX.

PROCEDURES FOR TREATING AND RESOLVING DISPUTED CLAIMS

A. OBJECTIONS TO CLAIMS

The Plan provides that the Reorganized Debtors shall be entitled to object to Claims, provided, however, that the Debtors and Reorganized Debtors shall not be entitled object to Claims (i) that have been Allowed by a Final Order entered by the Bankruptcy Court prior to the Effective Date or (ii) that are Allowed by the express terms of the Plan. Any objections to Claims must be filed by the Claims Objection Deadline. The Plan defines the Claims Objection Deadline to be the later of the first Business Day which is (i) one hundred twenty (120) days after the Effective Date, (ii) sixty (60) days after a specific Proof of Claim was filed or (iii) such other time as may be ordered by the Bankruptcy Court, as such dates may be from time to time extended by the Bankruptcy Court without further notice to parties in interest.

B. NO DISTRIBUTIONS PENDING ALLOWANCE

Except as otherwise provided in the Plan, no Distributions will be made with respect to any portion of a Claim unless and until (i) the Claims Objection Deadline has passed and no objection to such Claim has been filed, or (ii) any objection to such Claim has been settled, withdrawn or overruled pursuant to a Final Order of the Bankruptcy Court.

C. ESTIMATION OF CLAIMS

The Debtors or the Reorganized Debtors, as the case may be, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502 of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy

Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (and after the Effective Date, the Reorganized Debtors) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another.

D. RESOLUTION OF CLAIMS OBJECTIONS

On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve, or withdraw any objections to Claims without approval of the Bankruptcy Court.

E. DISTRIBUTIONS AFTER ALLOWANCE

As soon as practicable after (i) the occurrence of the applicable Claims Objection Deadline, if no objection to such Claim has been timely filed, or (ii) the Disputed Claim becomes an Allowed Claim, the Reorganized Debtors, with respect to all Distributions other than to Holders of Unsecured Claims, will distribute to the Holder thereof all Distributions to which such Holder is then entitled under the Plan. With respect to Unsecured Claims, on the first Distribution Date after (i) the occurrence of the applicable Claims Objection Deadline, if no objection to such Claim has been timely filed, or (ii) the Disputed Claim becomes an Allowed Claim, the Holder of an Allowed Unsecured Claim shall receive the Distribution to which such Holder is then entitled plus any Distribution such Holder would have received on a prior Distribution Date had such Holder’s Claim been Allowed on such prior Distribution Date; provided, however, if the date such Unsecured Claim becomes entitled to a Distribution is less than twenty (20) Business Days prior to the next Distribution Date, the Distribution with respect to such Claim will be made on the first Distribution Date that occurs more than twenty (20) Business Days after the Claim becomes entitled to a Distribution. In the event that the New Common Stock or other Property being held in the Distribution Reserve with respect to a Claim is greater than the Distribution that is made to a Holder once the Claim becomes entitled to a Distribution, the excess remaining New Common Stock or other Property in the Distribution Reserve will revert to and be irrevocably retained by Reorganized Dan River. All Distributions made under the Plan will be made together with any dividends, payments, or other Distributions made on account of, as well as any obligations arising from, the distributed property as if such Claim had been an Allowed Claim on the dates Distributions were previously made to Allowed Holders included in the applicable Class.

X.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A. CONDITIONS TO CONFIRMATION

The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Article 11.3 of the Plan: (a) the Bankruptcy Court shall have approved a Disclosure Statement with respect to the Plan in form and substance that is acceptable to the Debtors in their sole and absolute discretion and in form and substance that is reasonably acceptable to the Committee; and, (b) the Confirmation Order shall have been signed by the Bankruptcy Court and entered on the docket of the Bankruptcy Cases.

B. CONDITIONS TO EFFECTIVE DATE

The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Article 11.3 of the Plan:

(a) The Confirmation Order shall not have been vacated or modified.

(b) All documents and agreements to be executed on the Effective Date or otherwise necessary to implement the Plan (including documents relating to the Exit Financing) shall be in form and substance that is acceptable to the Debtors or the Committee, in their reasonable discretion;

(c) The Debtors, pursuant to one or more Final Orders pursuant to Section 363 of the Bankruptcy Code, shall have consummated the sale of the Engineered Products Division;

(d) The Exit Financing shall have been closed and funded, subject to its terms; and

(e) The Debtors shall have received any authorization, consent, regulatory approval, ruling, letter, opinion, or document that may be necessary to implement the Plan and that is required by law, regulation, or order.

Under Section 11.3 of the Plan, each of the conditions set forth above may be waived, in whole or in part, by the Debtors (with the consent of the Committee, which shall not be unreasonably withheld) without any notice to any other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Debtors in their sole discretion (with the consent of the Committee, which shall not be unreasonably withheld) regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors in their sole discretion). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

C. NON-WAIVEABLE CONDITIONS.

The payment in full of all amounts owed to the DIP Lender under the DIP Loan Facility shall be a condition precedent to the occurrence of the Effective Date that may not be waived in whole or in part by the Debtors without the written consent of the DIP Lender or an order of the Bankruptcy Court after notice and hearing.

XI.

CERTAIN EFFECTS OF CONFIRMATION

A. VESTING OF THE DEBTORS’ ASSETS

Except as otherwise explicitly provided in the Plan, on the Effective Date, all property comprising the Estates (including Retained Actions, but excluding property that has been abandoned pursuant to an order of the Bankruptcy Court) shall revest in each of the Debtors that owned such property or interest in property as of the Filing Date, free and clear of all Claims, Liens, charges, encumbrances, rights and Interests of creditors and equity security holders, except as specifically provided in the Plan. As of the Effective Date, the Reorganized Debtors may operate their businesses and use, acquire, and dispose of property and settle and compromise Claims or Interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.

B. DISCHARGE OF THE DEBTORS

Pursuant to section 1141(d) of the Bankruptcy Code, except as otherwise specifically provided in the Plan or in the Confirmation Order, the Distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge, and release of all Claims and Causes of Action, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors, the Reorganized Debtors or their Estates that arose prior to the Effective Date.

C. RELEASE BY DEBTORS OF CERTAIN PARTIES

Except as otherwise specifically provided in the Plan, pursuant to section 1123(b)(3) of the Bankruptcy Code, as of the Effective Date, each Debtor, in its individual capacity and as a debtor in possession for and on behalf of its Estate, shall release and discharge and be deemed to have conclusively, absolutely, unconditionally, irrevocably and forever released and discharged all Released Parties for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims or Interests prior to or in the Bankruptcy Cases, or any act, omission, occurrence, or event in any manner related to any such Claims, Interests, restructuring or the Bankruptcy Cases. The Reorganized Debtors, the Committee, and other potential representatives of the Estates shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

The Released Parties include (i) all officers, directors, employees, consultants, agents, financial advisors, attorneys and other representatives of the Debtors who served in such capacity on or subsequent to the Filing Date, in each case in their capacity as such, and (ii) the Committee, including its agents, financial advisors and attorneys, and all members of the Committee, including their agents financial advisors and attorneys.

D. RELEASE BY HOLDERS OF CLAIMS AND INTERESTS

The Plan contains the following language regarding releases of claims by Holders of Claims and Interests:

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, ON THE EFFECTIVE DATE, (a) EACH PERSON THAT VOTES TO ACCEPT THE PLAN OR IS PRESUMED TO HAVE VOTED FOR THE PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE; AND (b) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH ENTITY (OTHER THAN A DEBTOR), THAT HAS HELD, HOLDS OR MAY HOLD A CLAIM OR INTEREST (EACH, A “RELEASE OBLIGOR”), IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THE PLAN AND THE CASH, NEW COMMON STOCK, AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE PLAN, SHALL HAVE CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER, RELEASED AND DISCHARGED EACH RELEASED PARTY FROM ANY CLAIM OR CAUSE OF ACTION EXISTING AS OF THE EFFECTIVE DATE ARISING FROM, BASED ON OR RELATING TO, IN WHOLE OR IN PART, THE SUBJECT MATTER OF, OR THE TRANSACTION OR EVENT GIVING RISE TO, THE CLAIM OF SUCH RELEASE OBLIGOR, AND ANY ACT, OMISSION, OCCURRENCE OR EVENT IN ANY MANNER RELATED TO SUCH SUBJECT MATTER, TRANSACTION OR OBLIGATION; PROVIDED, HOWEVER, THAT THIS ARTICLE 10.4 SHALL NOT RELEASE ANY RELEASED PARTY FROM ANY CAUSE OF ACTION HELD BY A GOVERNMENTAL ENTITY EXISTING AS OF THE EFFECTIVE DATE, BASED ON (i) THE INTERNAL REVENUE CODE OR OTHER DOMESTIC STATE, CITY OR MUNICIPAL TAX CODE, (ii) THE ENVIRONMENTAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY, (iii) ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY OR MUNICIPALITY, (iv) THE EXCHANGE ACT, THE SECURITIES ACT, OR OTHER SECURITIES LAWS OF THE UNITED STATES OR ANY DOMESTIC STATE, CITY, OR MUNICIPALITY, OR (v) SECTIONS 1104-1109 AND 1342(d) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

E. SETOFFS

The Debtors may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against such Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such Holder.

F. EXCULPATION AND LIMITATION OF LIABILITY

The Debtors, the Reorganized Debtors, the Committee, the members of the Committee in their capacities as such, the Indenture Trustee in its capacity as such, and any of such parties’ respective current and/or post-Filing Date and pre-Effective Date members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers, or agents and any of such parties’ successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, Cause of Action, or liability to one another or to any Holder, or any other party-in-interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of the Debtors’ Bankruptcy Cases, negotiation and filing of the Plan, filing the Bankruptcy Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. No Holder, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or Affiliates, and no successors or assigns of the foregoing, shall have any right of action against the parties listed in this Article for any act or omission in connection with, relating to or arising out of the Bankruptcy Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan.

G. INJUNCTION

The satisfaction, release, and discharge pursuant to Article X of the Plan shall act as a permanent injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset, or recover any Claim or Cause of Action satisfied, released, or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

H. MISCELLANEOUS PLAN PROVISIONS

1. Plan Supplement

The Plan Supplement which will contain the Amended By-Laws, Amended Certificates of Incorporation, Long-Term Incentive Plan, Funding Source Commitment Letter, Confirmation Order, schedules of the officers, managers and managing members of the Reorganized Debtors, and elections by the Debtors made pursuant to Articles 3.1(b), 3.2(b) and 4.3 of the Plan shall be filed with the Bankruptcy Court no later than five (5) Business Days prior to the deadline set forth in the Disclosure Statement for soliciting votes to accept or reject the Plan. Notwithstanding the foregoing, the Debtors may amend the Plan Supplement, and any attachments thereto, through and including the Confirmation Date; provided, however, where the Plan requires a document to be in form and substance reasonably acceptable to the Committee, or acceptable to the Committee in its reasonable discretion, the Debtors may not modify such document unless such modified document is also, as applicable, in form and substance reasonably acceptable to the Committee, or acceptable to the Committee in its reasonable discretion.

2. Modification of Plan

The Debtors shall be allowed to modify the Plan pursuant to section 1127 of the Bankruptcy Code to the extent applicable law permits; provided, however, where the Plan requires a document to be reasonably acceptable to the Committee, or acceptable to the Committee in its reasonable discretion, the Debtors may not modify such document unless such modified document is also, as applicable, in form and substance reasonably acceptable to the Committee, or acceptable to the Committee in its reasonable discretion. Subject to the limitations contained in the Plan, pursuant to Article 13.1 of the Plan, the Debtors may modify the Plan, before or after confirmation, without notice or hearing, or after such notice and hearing as the Bankruptcy Court deems appropriate, if the Bankruptcy Court finds that the modification does not materially and adversely affect the rights of any parties in interest which have not had notice and an opportunity to be heard with regard thereto. In the event of any modification on or before confirmation, any votes to accept or reject the Plan shall be deemed to be votes to accept or reject the Plan as modified, unless the Bankruptcy Court finds that the modification materially and adversely affects the rights of parties in interest which have cast said votes. The Debtors reserve the right in accordance with section 1127 of the Bankruptcy Code to modify the Plan at any time before the Confirmation Date.

3. Retention of Jurisdiction

The Plan provides that subsequent to the Effective Date, the Bankruptcy Court shall have or retain jurisdiction for the following purposes:

(a) To adjudicate objections concerning the allowance, priority or classification of Claims and any subordination thereof, and to establish a date or dates by which objections to Claims must be filed to the extent not established herein;

(b) To liquidate the amount of any disputed, contingent or unliquidated claim, to estimate the amount of any disputed, contingent or unliquidated claim, to establish the amount of any reserve required to be withheld from any distribution under the Plan on account of any disputed, contingent or unliquidated claim.

(c) To resolve all matters related to the rejection, and assumption and/or assignment of any Executory Contract or Unexpired Lease of the Debtors;

(d) To hear and rule upon all Retained Actions, Avoidance Actions and other Causes of Action commenced and/or pursued by the Debtors and/or the Reorganized Debtors;

(e) To hear and rule upon all applications for Professional Compensation;

(f) To remedy any defect or omission or reconcile any inconsistency in the Plan, as may be necessary to carry out the intent and purpose of the Plan;

(g) To construe or interpret any provisions in the Plan and to issue such orders as may be necessary for the implementation, execution and consummation of the Plan, to the extent authorized by the Bankruptcy Code;

(h) Adjudicate controversies arising out of the administration of the Estates or the implementation of the Plan;

(i) Make such determinations and enter such orders as may be necessary to effectuate all the terms and conditions of the Plan, including the Distribution of funds from the Estates and the payment of claims;

(j) To determine any suit or proceeding brought by the Debtors and/or the Reorganized Debtors to recover property under any provisions of the Bankruptcy Code;

(k) To hear and determine any tax disputes concerning the Debtors and to determine and declare any tax effects under the Plan;

(l) To determine such other matters as may be provided for in the Plan or the Confirmation Order or as may be authorized by or under the provisions of the Bankruptcy Code;

(m) To determine any controversies, actions or disputes that may arise under the provisions of the Plan, or the rights, duties or obligations of any Person under the provisions of the Plan; and

(n) To enter a final decree.

4. Dissolution of Creditors’ Committee

The Committee shall not continue to exist following the Effective Date, except for the limited purpose of filing any fee applications.

XII.

CONFIRMATION AND CONSUMMATION PROCEDURE

A. GENERAL INFORMATION

All creditors whose Claims are impaired by the Plan (except those creditors holding Class 10 Subordinated Claims or Class 11A Interests, which are deemed to have rejected the Plan) may cast their votes for or against the Plan. As a condition to confirmation of the Plan, the Bankruptcy Code requires that one Class of Impaired Claims votes to accept the Plan. Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a Class of Impaired Claims as acceptance by holders of at least two-thirds of the dollar amount of the class and by more than one-half in number of Claims. Holders of Claims who fail to vote are not counted as either accepting or rejecting a plan. Voting is accomplished by completing, dating, signing and returning the ballot form (the “Ballot”) by the Voting Deadline. Ballots will be distributed to all creditors entitled to vote on the Plan and is part of the Solicitation Package accompanying the

Disclosure Statement. The Ballot indicates (i) where the Ballot is to be filed and (ii) the deadline by which creditors must return their Ballots. See Section I.C. of this Disclosure Statement for a more detailed explanation of who will receive Ballots and voting procedures.

B. SOLICITATION OF ACCEPTANCES

This Disclosure Statement has been approved by the Court as containing “adequate information” to permit creditors and equity interest holders to make an informed decision whether to accept or reject the Plan. Under the Bankruptcy Code, your acceptance of the Plan may not be solicited unless you receive a copy of this Disclosure Statement prior to, or concurrently with, such solicitation.

C. ACCEPTANCES NECESSARY TO CONFIRM THE PLAN

At the Confirmation Hearing, the Court shall determine, among other things, whether the Plan has been accepted by the Debtors’ creditors. Classes 3-7 will be deemed to accept the Plan if at least two-thirds in amount and more than one-half in number of the Claims in each class vote to accept the Plan. Furthermore, unless there is unanimous acceptance of the Plan by Classes 3-7, the Court must also determine that any non-accepting Class members will receive property with a value, as of the Effective Date of the Plan, that is not less than the amount that such Class member would receive or retain if the Debtors were liquidated as of the Effective Date of the Plan under Chapter 7 of the Bankruptcy Code.

D. CONFIRMATION OF PLAN PURSUANT TO SECTION 1129(B)

The Bankruptcy Code provides that the Plan may be confirmed even if it is not accepted by all impaired classes. To confirm the Plan without the requisite number of acceptances of each Impaired Class, the Court must find that at least one Impaired Class has accepted the Plan without regard to the acceptances of insiders, and the Plan does not discriminate unfairly against, and is otherwise fair and equitable, to any Impaired Class that does not accept the Plan. Classes 10 and 11A are deemed to reject the Plan. Accordingly, if any Impaired Class votes to accept the Plan, the Debtors will seek to confirm the Plan under the “cramdown” provisions of section 1129(b) of the Bankruptcy Code.

E. CONSIDERATIONS RELEVANT TO ACCEPTANCE OF THE PLAN

The Debtors’ recommendation that all Creditors should vote to accept the Plan is premised upon the Debtors’ view that the Plan is preferable to other alternatives for liquidation of the Debtors’ Estates. It appears unlikely to the Debtors that an alternate plan of reorganization or liquidation can be proposed that would provide for payments in an amount equal or greater than the amounts proposed under the Plan. If the Plan is not accepted, it is likely that the interests of all creditors will be further diminished.

XIII.

FEASIBILITY OF THE PLAN AND BESTS INTERESTS TEST

A. FEASIBILITY OF THE PLAN

The Bankruptcy Code requires that, for the Plan to be confirmed, the Debtors must demonstrate that consummation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors. The Debtors believe that they will be able to timely perform all obligations described in the Plan and, therefore, that the Plan is feasible.

To demonstrate the feasibility of the Plan, the Debtors have prepared Pro Forma Financial Projections for Fiscal Years 2004 through 2007, as set forth in Exhibit B to this Disclosure Statement. The Projections indicate that the Debtors should have sufficient cash flow to pay and service their debt obligations, including the Exit Financing, all payments required to be made pursuant to the Plan, and to fund their operations. Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code. The Debtors caution that no representations can be made as to the accuracy of the Projections or as to the Reorganized Debtors’ ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside the Debtors’ control. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different than those assumed or may be unanticipated and may adversely affect the Debtors’ financial results. Therefore the actual results may vary from the Projections, and the variations may be material and adverse.

HOLDERS OF CLAIMS AND INTERESTS ARE ADVISED TO REVIEW CAREFULLY THE RISK FACTORS INCLUDED IN SECTION XV OF THIS DISCLOSURE STATEMENT THAT MAY AFFECT THE FINANCIAL FEASIBILITY OF THE PLAN.

B. BEST INTEREST OF CREDITORS TEST

In certain circumstances, to be confirmed, the Plan must pass the “Best Interest Of Creditors Test” incorporated in section 1129(a)(7) of the Bankruptcy Code. The test applies to individual creditors and Interest holders (stockholders) that are both (i) in Impaired Classes under the Plan, and (ii) do not vote to accept the Plan. Section 1129(a)(7) Bankruptcy Code requires that such Creditors and Interest holders receive or retain an amount under the Plan not less than the amount that such Holders would receive or retain if the Debtors were to be liquidated under Chapter 7 of the Bankruptcy Code.

In a typical Chapter 7 case, a trustee is elected or appointed to liquidate the debtor’s assets for distribution to creditors in accordance with the priorities set forth in the Bankruptcy Code. Secured creditors generally are paid first from the sales proceeds of properties securing their liens. If any assets are remaining in the bankruptcy estates after the satisfaction of secured creditors’ claims from their collateral, Administrative Claims generally are next to receive payment. Unsecured creditors are paid from any remaining sales proceeds, according to their respective priorities. Unsecured creditors with the same priority share in proportion to the amount of their allowed claims in relationship to the total amount of allowed claims held by all unsecured creditors with the same priority. Finally, equity interest holders receive the balance that remains, if any, after all creditors are paid.

C. APPLICATION OF BEST INTERESTS TEST TO THE LIQUIDATION ANALSIS AND VALUATION OF THE REORGANIZED DEBTORS

The Debtors believe that the Plan meets the “best interests” test of section 1129(a)(7) of the Bankruptcy Code because members of each Impaired Class will receive a more valuable distribution under the Plan than they would in a liquidation in a hypothetical chapter 7 case. Creditors will receive a better recovery through the distributions contemplated by the Plan because the continued operation of the Debtors as going concerns rather than a forced liquidation will allow the realization of more value for the Debtors’ assets. Moreover, creditors such as the Debtors’ employees will retain their jobs and most likely make few if any other claims against the estate. Lastly, in the event of liquidation, the aggregate amount of unsecured claims would no doubt increase significantly, and such claims would be subordinated to priority claims that would be created. For example, employees will file claims for wages and other benefits, some of which would be entitled to priority. The resulting increase in both general unsecured and priority claims would decrease percentage recoveries to unsecured creditors of the Debtors. Attached as Exhibit C to the Disclosure Statement is a hypothetical liquidation analysis (the “Liquidation Analysis”) that shows the hypothetical distribution creditors would receive in the event the Plan is not confirmed and the Bankruptcy Cases are converted to Chapter 7 liquidations. Attached as Exhibit D to the Disclosure Statement is an analysis of the value of the Debtors’ businesses if the Plan is confirmed (the “Reorganized Value Analysis”). A comparison of the Liquidated Analysis with the Reorganized Value Analysis shows that the Plan satisfies the “best interests” test.

As discussed in the Liquidation Analysis, the Debtors estimate that in a liquidation under chapter 7 of the Bankruptcy Code, there would be approximately $10.7 million to satisfy claims of general unsecured creditors, resulting in a distribution to general unsecured creditors of approximately 4.2%. In contrast, according to the Reorganized Value Analysis, if the Plan is confirmed, the equity value of the Debtors will be approximately $77.7 million. Although the Debtors will have an estimated equity value of $77.7million, for the purposes of determining the estimated percentage distribution that will be made to Unsecured Creditors, the Debtors discounted this estimated equity value by thirty percent (30%). There are two reasons the Debtors have discounted the estimated equity value in the Reorganized Value Analysis. First, in the event the conditions necessary for the creation of a Cash Payment Fund are satisfied, the Debtors anticipate that there will be fewer than three hundred (300) Initial Holders of New Common Stock and that Reorganized Dan River will no longer be a publicly traded company. Accordingly, the New Common Stock will not be traded on a national securities exchange which will likely make the actual sales price for the New Common Stock be less than the implied value of the New Common Stock based on the equity value provided in the Reorganized Value Analysis. The Debtors, after consulting with their financial advisors, have determined that a thirty percent (30%) discount is appropriate due to this reduced marketability factor. The second reason that the Debtors believe it is appropriate to discount the estimated equity value in the

Reorganized Value Analysis by thirty percent (30%) is that in the event the conditions necessary for the formation of the Cash Payment Fund are not met, the Debtors believe that the Investors, who would otherwise provide funds for the Cash Payment Fund, will instead provide funds pursuant for the Exit Financing. The term sheet for Exit Financing from the Investors currently provides that the Investors providing such Exit Financing would obtain warrants for an aggregate of 33.3% of the Reorganized Debtors’ New Common Stock determined on a fully diluted basis. Accordingly, in the event there is no Cash Payment Fund, then the estimated equity value of the Reorganized Debtors will be diluted by the Warrants issued to the Investors. Thus, the Debtors believe that regardless of whether the conditions for creation of a Cash Payment Fund are satisfied, for the purposes of determining the percentage distribution to Unsecured Creditors, a reduction of thirty percent (30%) of the equity value that is provided in the Reorganized Value Analysis is appropriate. In addition, under either alternative, the value of New Common Stock distributed to Unsecured Creditors will be reduced by any shares of New Common Stock issued under the Long Term Incentive Plan.

Taking this thirty percent (30%) discount into account, the equity value of the Reorganized Debtors after consummation of the Plan will be approximately $54.38 million. Even after discounting the equity value to take into account the possibility of a lack of an active market for the New Common Stock and the possibility that warrants will be issued on a dilutive basis, with a discounted equity value of $54.38 million, unsecured creditors would receive a distribution of approximately 24.2% under the Plan compared to an estimated distribution of approximately 6.2% in a hypothetical liquidation. Thus, the Debtors believe that the Plan satisfies the “best interests” test.

XIV.

ALTERNATIVES TO CONFIRMATION AND

CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords Holders of Claims the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of such Holders. If the Plan is not confirmed, however, the theoretical alternatives include: (a) continuation of the pending Chapter 11 Cases; (b) an alternative plan or plans of reorganization; or (c) liquidation of the Debtors under Chapter 7 or Chapter 11 of the Bankruptcy Code. Under the DIP Loan Facility, as amended by the recent settlement with the DIP Lenders that is described in Section IV.C of this Disclosure Statement, the Debtors are required to obtain confirmation of a Plan no later than January 31, 2005. Accordingly, if the Plan is not confirmed, the Debtors may not be able to continue their efforts to reorganize under Chapter 11 of the Bankruptcy Code beyond January 31, 2005, unless the Debtors are able to obtain a further agreement with the DIP Lenders or are able to obtain alternative post-petition financing. Therefore, the Debtors believe that if the Plan is not confirmed it is possible that the only viable alternative will be the liquidation of the Debtors under Chapter 7 or Chapter 11. As discussed in more detail in Section XIII.C of the Disclosure Statement, the Debtors believe that the Plan, which provides for the reorganization of the Debtors’ remaining assets by individuals familiar with the Debtors and the industry, provides a substantially greater return to holders of Claims than would a liquidation of the Debtors’ businesses.

XV.

CERTAIN RISK FACTORS TO CONSIDER

The following disclosures are not intended to be inclusive and should be read in connection with the other disclosures contained in this Disclosure Statement and the Exhibits hereto. You should consult your legal, financial, and tax advisors regarding the risks associated with the Plan and the distributions you may receive thereunder.

Risks Relating to Future Business Performance: The Debtors’ future business performance is subject to business, economic, legislative, and competitive risks and uncertainties. Such uncertainties and other factors include approval by the Court of the Plan and potential objections of third parties. Uncertainties also include, but are not limited to: (i) general economic and political conditions and the cyclicality of the textile industry; (ii) competitive conditions in the textile industry; (iii) the Debtors’ ability to implement manufacturing cost reductions, efficiencies and other improvements; (iv) fluctuations in the supply of raw materials or shortages of the supply of raw materials; (v) the Debtors’ ability to maintain trademark licenses; (vi) the Debtors’ ability to fund capital expenditure requirements needed to maintain competitive position; (vii) the effect of U.S. governmental policies regarding imports; (viii) compliance with environmental, health and safety laws and regulations; (ix) changes in relationships with large customers; (x) business-related difficulties of the Debtors’ customers; (xi) ability to compete with foreign imports; and (xii) the effects of the Chapter 11 process on the Debtors’ ability to attract and retain key management personnel.

Assumptions Regarding Value of Debtors’ Assets: It has been assumed in the preparation of the Plan that the historical book value of the Debtors’ assets generally approximates the fair value thereof, except for specific adjustments discussed in the notes thereto. For financial reporting purposes, the fair value of the assets of the Debtors (including deferred tax assets) must be determined as of the Effective Date. Although such valuation is not presently expected to result in values that are materially different than the values assumed in the preparation of the Plan, there can be no assurance with respect thereto.

Leverage, Liquidity, and Capital Requirements: In addition to Cash generated by operations, the Reorganized Debtors’ principal sources of liquidity following their emergence from bankruptcy will be the Exit Financing. After the Effective Date of the Plan, the Reorganized Debtors will face liquidity requirements, including working capital requirements and repayment of the Reorganized Debtors’ obligations under the Exit Financing. While the Debtors believe that they will have adequate liquidity to meet requirements following the Effective Date of the Plan, no assurances can be made in this regard. Furthermore, the ability of the Reorganized Debtors to gain access to additional capital if needed, whether through equity offerings or debt financing, cannot be assured. Any inability of the Reorganized Debtors to service their indebtedness, obtain additional financing, as needed, or comply with the financial covenants contained in the debt instruments issued pursuant to the Plan could have a material adverse effect on the Reorganized Debtors.

Market for New Common Stock: As described in more detail in Section XVI of this Disclosure Statement, the New Common Stock to be issued under the Plan has not been registered under the Securities Act, any state securities laws or the laws of any other jurisdiction.

Absent such registration, the New Common Stock may be offered or sold only in transactions that are not subject to or that are exempt from the registration requirements of the Securities Act and other applicable securities laws.

The shares of New Common Stock are a new issuance of securities with no established trading market. So long as there are more than 300 record holders of New Common Stock on the Effective Date, Reorganized Dan River has agreed to use is reasonable efforts to list the New Common Stock on a national securities exchange or the NASDAQ Stock Market, on the NASDAQ Small Cap Market or on another qualifying inter-dealer quotation system. However, there can be no assurance that an active market for the New Common Stock will develop and no assurance can be given as to the prices at which such securities might be traded.

The ultimate value of the Reorganized Debtors will not be established until such time as an active market for the new Common Stock develops and the securities begin to trade. The valuation of the Reorganized Debtors could be adversely impacted over time if the Reorganized Debtors’ business plan does not meet expectations or if factors beyond the Reorganized Debtors’ control materialize.

If there are fewer than 300 Initial Holders of New Common Stock on the Effective Date, then Reorganized Dan River does not intend to remain a “public” company and will no longer be subject to the reporting requirements of the Exchange Act. In that event, the New Common Stock will not be listed for trading on any national securities exchange, automated quotation service or over-the-counter trading markets, and it is unlikely that an active trading market will develop or be sustained for the New Common Stock. If no active trading market develops, stockholders may not be able to resell their shares of New Common Stock at their fair market value or at all.

Claims Estimation: There can be no assurance that the estimated Claim amounts assumed for the purposes of preparing the Plan are correct. The actual amount of Allowed Claims likely will differ in some respect from the estimates. The estimated amounts are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the actual Allowed Amount of Claims may vary from those estimated for the purpose of preparing the Plan. Depending on the outcome of claims objections, the estimated recovery percentages provided in this Disclosure Statement may be different than the actual recovery percentages that are realized under the Plan.

Certain Risks of Nonconfirmation: There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Court will confirm the Plan. A rejecting Creditor or Interest Holder might challenge the balloting procedures and results as not being in compliance with the Bankruptcy Code or Bankruptcy Rules. Even if the Court were to determine that the balloting procedures and results were appropriate, the Court could still decline to confirm the Plan if it were to find that any of the statutory requirements for confirmation had not been met. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and requires, among other things, a finding by the Court that the confirmation of the Plan is not likely to be followed by a liquidation or a need for further financial reorganization and that the value of distributions to nonaccepting holders of Claims and Interests within a particular Class under the Plan will not be less than the value of distributions such holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. The statutory requirements are explained in more detail in Section XII and XIII of this Disclosure Statement.

XVI.

RESALE OF SECURITIES RECEIVED UNDER THE PLAN

A. ISSUANCE OF NEW COMMON STOCK

Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under section 5 of the Securities Act of 1933 (the “Securities Act”) and state laws if three principal requirements are satisfied: (i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; (ii) the recipients of the securities must hold prepetition or administrative expense claims against the debtor or interests in the debtor; and (iii) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or principally in exchange for such claims or interests and partly for cash or property. Except as noted below, the Debtors believe that the offer and sale of the New Common Stock under the Plan to Holders satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

B. SUBSEQUENT TRANSFERS OF NEW COMMON STOCK

The New Common Stock to be issued pursuant to the Plan may be freely transferred by most recipients following initial issuance under the Plan, and all resales and subsequent transactions in the New Common Stock or other securities so issued are exempt from registration under federal and state securities laws, unless the holder is an “underwriter” with respect to such securities. Section 1145(b) of the Bankruptcy Code defines four types of “underwriters”:

1.	persons who purchase a claim against, an interest in, or a claim for an administrative expense against the debtor with a view to distributing any security received in exchange for such claim or interest;

2.	persons who offer to sell securities offered under a plan for the holders of such securities;

3.	persons who offer to buy such securities from the holders of such securities, if the offer to buy is:

a.	with a view to distributing such securities; and

b.	under an agreement made in connection with the plan, the consummation of the plan, or with the offer or sale of securities under the plan; or

4.	a person who is an “issuer” with respect to the securities as the term “issuer” is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an “issuer” includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control of the issuer.

To the extent that Persons who receive New Common Stock pursuant to the Plan are deemed to be “underwriters,” resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. So long as there are 300 or more Initial Holders of New Common Stock on the Effective Date and Reorganized Dan River remains a “public” company subject to the reporting requirements of the Exchange Act, Persons deemed to be underwriters would, however, be permitted to sell such New Common Stock or other securities without registration pursuant to the provisions of Rule 144 under the Securities Act. These rules permit the public sale of securities received by “underwriters” if current information regarding the issuer is publicly available and if volume limitations and certain other conditions are met.

Additionally, the Plan provides that so long as there are 300 or more Initial Holders of New Common Stock on the Effective Date, any Initial Holder receiving Distributions of New Common Stock issued on the Effective Date that is not entitled to an exemption from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code, or whose resale of the New Common Stock is otherwise restricted, shall be entitled to become a party to a Registration Rights Agreement, which is in form and substance reasonably acceptable to the Committee and which provides that Reorganized Dan River will provide certain registration rights to such holders for the New Common Stock. The New Common Stock Registration Rights Agreement will be attached to the Plan Supplement. If there are fewer than 300 Initial Holders of New Common Stock on the Effective Date, Reorganized Dan River does not intend to remain a “public” company subject to the reporting requirements of the Exchange Act. In that event, the provisions of Rule 144 under the Securities Act will not be available to persons that are deemed to be an “underwriter” with respect to the New Common Stock. Such persons would not be permitted to resell the New Common Stock unless the securities were registered under the Securities Act or another exemption from such registration requirements was available. In addition, if there are fewer than 300 Initial Holders of New Common Stock on the Effective Date, then the parties will not enter into the Registration Rights Agreement.

Whether or not any particular person would be deemed to be an “underwriter” with respect to the New Common Stock or other security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any particular Person receiving New Common Stock or other securities under the Plan would be an “underwriter” with respect to such New Common Stock.

Given the complex and subjective nature of the question of whether a particular Holder maybe an underwriter, the Debtors make no representation concerning the right of any person to trade in the New Common Stock or other securities. The Debtors recommend that potential recipients of the New Common Stock consult their own counsel concerning whether they may freely trade New Common Stock without compliance with the Securities Act or the Exchange Act.

XVII.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

THE DEBTORS HAVE NOT SOUGHT OR OBTAINED ANY RULING FROM THE INTERNAL REVENUE SERVICE OR FROM ANY OTHER TAXING AUTHORITY WITH RESPECT TO ANY OF THE TAX CONSEQUENCES OF THE PLAN, NOR HAVE THE DEBTORS SOUGHT OR OBTAINED AN OPINION OF COUNSEL WITH RESPECT TO ANY SUCH TAX CONSEQUENCES. NO REPRESENTATIONS OR ASSURANCES ARE MADE WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES AS SUMMARIZED HEREIN. CERTAIN TYPES OF CREDITORS MAY BE SUBJECT TO SPECIAL RULES NOT ADDRESSED IN THIS SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES. FURTHER, CREDITORS MAY BE SUBJECT TO STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES THAT ARE NOT ADDRESSED HEREIN. BECAUSE THE TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND MAY VARY BASED ON INDIVIDUAL CIRCUMSTANCES, EACH CREDITOR SHOULD CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF ANY ASPECT OF THE PLAN WITH RESPECT TO SUCH CREDITOR.

A. INTRODUCTION

A summary description of certain United States federal income tax consequences of the Plan is provided below. This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal United States federal income tax consequences of the Plan to the Debtors and to Holders who are entitled to vote to accept or reject the Plan are described below. No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service (the “IRS”) or any other tax authorities have been sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the IRS or such other authorities. No representations are being made regarding the particular tax consequences of the confirmation and consummation of the Plan to the Debtors or any Holder. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position different from any discussed herein.

The discussion of United States federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the “IRC”), Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or differing interpretations (possibly with retroactive effect).

The following discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the United States federal income tax consequences of the

Plan to special classes of taxpayers (e.g., banks and certain other financial institutions, insurance companies, tax-exempt organizations, governmental entities, persons that are, or hold their Claims through, pass-through entities, persons whose functional currency is not the United States dollar, foreign persons, dealers in securities or foreign currency, employees, and persons who received their Claims pursuant to the exercise of an employee stock option or otherwise as compensation). Furthermore, the following discussion does not address United States federal taxes other than income taxes.

Each Holder is strongly urged to consult its own tax advisor regarding the United States federal, state, and local and any foreign tax consequences of the transactions described herein and in the Plan.

B. UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

1. Cancellation of Indebtedness Income

Upon implementation of the Plan, the amount of the Debtors’ aggregate outstanding indebtedness will be substantially reduced. In general, the discharge of a debt obligation in exchange for an amount of cash and other property having a fair market value (or, in the case of a new debt instrument, an “issue price”) less than the “adjusted issue price” of the debt obligation being discharged gives rise to cancellation of indebtedness (“COD”) income to the debtor. However, under IRC section 108, COD income is not taxable to the debtor if the debt discharge occurs in a Title 11 bankruptcy case. Rather, such COD income instead will reduce certain of the Debtors’ tax attributes, generally in the following order: (a) net operating losses (“NOLs”) and NOL carryforwards; (b) general business credit carryforwards; (c) minimum tax credit carryforwards; (d) capital loss carryforwards; (e) the tax basis of the Debtors’ depreciable and nondepreciable assets (but not below the amount of its liabilities immediately after the discharge); and (f) foreign tax credit carry forwards. A debtor may elect to alter the preceding order of attribute reduction and, instead, first reduce the tax basis of its depreciable assets (and, possibly, the depreciable assets of its subsidiaries), but in such case, the basis may be reduced below the Debtors’ post-Effective Date liabilities. The reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined (i.e., such attributes may be available to offset taxable income that accrues between the date of discharge and the end of the Debtors’ tax year). Any excess COD income over the amount of available tax attributes is not subject to United States federal income tax.

Because some of the Debtors’ outstanding indebtedness will be satisfied in exchange for New Common Stock, the amount of COD income, and accordingly the amount of tax attributes required to be reduced, will depend in part on the fair market value of the New Common Stock. This value cannot be known with certainty until after the Effective Date. It is currently anticipated that a substantial portion, if not all, of the NOLs and other tax attributes of the Debtors will be eliminated by the attribute reduction required as a result of the exclusion of COD income as of the beginning of the Debtors’ taxable year following the year in which the debt discharge occurs.

2. Utilization of Net Operating Losses and Other Tax Attributes — Section 382

Under IRC section 382, whenever there is a more than fifty percent ownership change of a corporation during a three-year testing period, the ability of the corporation to utilize any NOL carryovers (to the extent not eliminated under the IRC section 108 attribute reduction rules) and certain subsequently recognized built-in losses and deductions to offset future taxable income may be subject to an annual limitation. The issuance of New Common Stock pursuant to the Plan will constitute an ownership change for purposes of IRC section 382.

Under IRC section 382(l)(6) and the Treasury Regulations promulgated thereunder, the amount of the annual limitation to which the Debtors would be subject should generally be equal to the product of (i) the lesser of the value of the equity of the Reorganized Debtors immediately after the ownership change or the value of the Debtors’ consolidated gross assets immediately before such change (with certain adjustments) and (ii) the “long-term tax-exempt rate” in effect for the month of the Effective Date as published by the United States Treasury Department (by way of illustration, that rate is 4.51% for ownership changes occurring in November 2004) (the “L6 Limitation”).

In general, if the Debtors have a net unrealized built-in loss (“NUBIL”) at the time of the ownership change, any built-in loss recognized during the five-year period following the ownership change is also subject to the L6 Limitation. Additionally, any amount which is allowable to a Debtor as a deduction during the five-year period but which is attributable to periods before the ownership change date will be treated as a recognized built-in loss for the taxable year for which it is allowable as a deduction. There is, however, a de minimis exception to this NUBIL rule which provides that if the amount of the NUBIL is not greater than the lesser of ten million dollars or fifteen percent of the fair market value of the Debtors’ assets immediately before the ownership change date, then the NUBIL of the Debtors is presumed to be zero. The Debtors have not yet determined whether they have a NUBIL, and at this point it is possible that the de minimis exception will apply.

The IRC provides an exception to the L6 Limitation under IRC section 382(l)(5), which applies in the case of certain reorganizations under the Bankruptcy Code if the reorganization of the Debtors results in an exchange by qualifying creditors and stockholders of their claims and interests for at least fifty percent of the Debtors’ stock (in vote and value) (the “L5 Exception”). Stock transferred to a creditor will be taken into account for the purpose of the fifty percent test only to the extent that such stock is transferred in satisfaction of indebtedness and only if such indebtedness was held by the creditor for at least eighteen months before the Petition Date or arose in the ordinary course of the Debtors’ trade or business and is held by the person who at all times held the beneficial interest in such indebtedness. The Debtors have concluded that they likely will not qualify for the L5 Exception.

C. UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS

The following discusses certain United States federal income tax consequences of the transactions contemplated by the Plan to Holders that are “United States holders,” as defined below. The United States federal income tax consequences of the transactions contemplated by the Plan to Holders of Claims (including the character, timing and amount of income, gain or loss recognized) will depend upon, among other things, (1) whether the Claim and the consideration received in respect thereof are “securities” for federal income tax purposes; (2) the manner in which a holder acquired a Claim; (3) the length of time the Claim has been held; (4) whether the Claim was acquired at a discount; (5) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (6) whether the holder has previously included in its taxable income accrued but unpaid interest with respect to the Claim; (7) the holder’s method of tax accounting; and (8) whether the Claim is an installment obligation for federal income tax purposes. Therefore, Holders should consult their own tax advisors for information that may be relevant to their particular situations and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan. This discussion assumes that the holder has not taken a bad debt deduction with respect to a Claim (or any portion thereof) in the current or any prior year and such Claim did not become completely or partially worthless in a prior taxable year. Moreover, the Debtors intend to claim deductions to the extent they are permitted to deduct any amounts they pay in cash, stock or other property pursuant to the Plan.

For purposes of the following discussion, a “United States holder” is a Holder that is (1) a citizen or individual resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, or (4) a trust if: (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and properly elected to be treated as a United States person. If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a Holder of Claims, the tax treatment of a partner as a beneficial owner thereof will generally depend on the status of the partner and the activities of the partnership.

1. Holders of Secured Claims

The Holders of Secured Claims may recognize income, gain or loss for United States federal income tax purposes with respect to the discharge of their Claims, depending on whether their Claims are reinstated or, if not reinstated, on the outcome of their negotiations with the Debtors. A holder whose Secured Claim is reinstated pursuant to the Plan will not recognize gain or loss unless either (i) such holder is treated as having received interest, damages or other income in connection with the reinstatement or (ii) such reinstatement is considered a “significant modification” of the Claim. The Debtors do not believe that the treatment of the Holders of Secured Claims will constitute a “significant modification” for federal income tax purposes.

A holder who receives cash or other property in exchange for its Claim pursuant to the Plan will generally recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (1) the amount of cash or fair market value of other property, if any, received in exchange for its Claim and (2) the holder’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Claim in such holder’s hands, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Claim.

2. Holders of Priority Claims and Unsecured Convenience Claims

A Holder whose Priority Claim or Unsecured Convenience Claim is paid in full or otherwise discharged on the Effective Date will recognize income, gain or loss for United States federal income tax purposes in an amount equal to the difference between (i) the amount of cash received by such holder in respect of its Claim and (ii) the holder’s adjusted tax basis in the Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Claim in such Holder’s hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount, and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim. A Holder recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year. In addition, the rules summarized below with respect to accrued interest and market discount may also apply with respect to the receipt of cash in discharge of a Holder’s Priority Claim or Unsecured Convenience Claim.

3. Allocation of Plan Distributions Between Principal and Interest

The Plan provides that, to the extent that any Allowed Claim entitled to a Distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest. The Debtors intend to take the position that any Distributions made under the Plan with respect to an Allowed Claim will be allocated first to the principal amount of the Claim, with the excess over the principal amount being allocated to accrued but unpaid interest. However, current United States federal income tax law is unclear on this point and no assurance can be given that the IRS will not challenge the Debtors’ position. Holders are advised to consult their own tax advisors to determine the amount, if any, of consideration received under the Plan that is allocable to interest.

4. Market Discount

The market discount provisions of the IRC may apply to holders of certain Claims. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, the revised issue price) exceeds the adjusted tax basis of the bond in the holder’s hands immediately after its acquisition. However, a debt obligation will not be a “market discount bond” if such excess is less than a statutory de minimis amount. Gain recognized by a creditor with respect to a “market discount bond” will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the creditor’s period of ownership, unless the creditor elected to include accrued market discount in taxable income currently. A holder of a market discount bond that is required under the market discount rules of the IRC to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on disposition of such bond.

5. Holders of Unsecured Claims

Generally – A Holder of an Unsecured Claim that receives New Common Stock in exchange for its Claim pursuant to the Plan will generally recognize income, gain or loss for United States federal income tax purposes (unless such claim constitutes a “security,” as described below) in an amount equal to the difference between (1) the fair market value on the Effective Date of the New Common Stock received and (2) the holder’s adjusted tax basis in its Claim. The character of such gain or loss as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, the nature of the Claim in such holder’s hands, whether the Claim constitutes a capital asset in the hands of the holder, whether the Claim was purchased at a discount, and whether and to what extent the holder has previously claimed a bad debt deduction with respect to its Claim. A holder recognizing a loss as a result of the Plan may be entitled to a bad debt deduction, either in the taxable year of the Effective Date or a prior taxable year. In addition, the rules summarized above with respect to accrued interest and market discount may also apply with respect to the receipt of New Common Stock in discharge of a Holder’s Unsecured Claim. A Holder’s aggregate tax basis in the New Common Stock it receives pursuant to the Plan would generally be equal to the aggregate fair market value on the Effective Date of such stock. The holding period for the New Common Stock would begin on the day after the Effective Date.

Tax-Free Treatment for Holders of Unsecured Claims that are “Securities” – The Debtors’ cancellation of their common stock and the distribution of the New Common Stock may qualify for treatment as a tax-free reorganization to the extent Holders of Unsecured Claims hold Claims that constitute “securities” for U.S. federal income tax purposes. The term “security” is not defined in the IRC or Treasury Regulations promulgated thereunder and has not been clearly defined by judicial decision. The determination of whether an instrument constitutes a “security” is determined based on all the facts and circumstances but most authorities have held that the length of the term of a debt instrument is an important factor in determining whether such instrument is a security for federal income tax purposes. These authorities have indicated that a term of five years or less is evidence that the instrument is not a security, whereas a term of ten years or more is evidence that it is a security. In addition to maturity, other factors taken into account are the nature of the debt, the degree of participation and continuing interest in the business represented by the debt, the extent of proprietary interest compared with the similarity of the debt to a cash payment, and the purpose of the advance. The Prepetition Notes Claims have a term of six years, and therefore it is uncertain whether such claims would be “securities” for these purposes. Holders of these claims should consult with their own tax advisors to determine whether their exchange will qualify as a tax-free reorganization.

In the event that a Holder’s receipt of New Common Stock qualifies as a tax-free reorganization, then such Holders generally (i) will not recognize loss upon the exchange of such

Unsecured Claim, but (ii) will recognize gain, if any, only to the extent of consideration received other than New Common Stock (other than in respect of any accrued but unpaid interest). Further, the Holder’s aggregate tax basis in any New Common Stock received in satisfaction of its Unsecured Claim will equal the Holder’s aggregate tax basis in such Unsecured Claim, increased by the amount of any gain recognized and decreased by any consideration received (other than New Common Stock) that is not allocable to accrued but unpaid interest. In general, the Holder’s holding period for New Common Stock will include the Holder’s holding period for the Unsecured Claim exchanged therefore, except to the extent that the New Common Stock was issued in respect of an Unsecured Claim for accrued but unpaid interest.

The market discount provisions of the IRC provides that, under regulations to be prescribed by the Treasury Department, any accrued market discount that is not treated as ordinary income upon a tax-free exchange of market discount bonds carries over to the non-recognition property received in the exchange. Any accrued market discount incurred in respect of a Claim that constitutes a “security” for federal income tax purposes would carry over to any New Common Stock received by the Holder pursuant to the Plan, such that any gain recognized by the Holder upon a subsequent disposition of the New Common Stock also would be treated as ordinary income to the extent of any such accrued market discount not previously included in income.

To the extent certain Holders reach an agreement with the Debtors to have their Claims satisfied, settled, released, exchanged or otherwise discharged in a manner other than as discussed above, such holders should consult with their own tax advisors regarding the tax consequences to them of such treatment.

6. Holders of Interests

A Holder of an Interest in Dan River that is cancelled under the Plan will be allowed a “worthless stock deduction” in an amount equal to the Holder’s adjusted basis in such Interest. A “worthless stock deduction” is a deduction allowed to a Holder of a corporation’s stock for the taxable year in which such stock becomes worthless (which year may differ from the year the Plan is confirmed). If the Holder held the Interest as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset on the last day of the Holder’s taxable year.

7. Information Reporting and Backup Withholding

Certain payments, including payments in respect of accrued interest or market discount, are generally subject to information reporting by the payer to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the IRC’s backup withholding rules, a United States holder may be subject to backup withholding at the applicable rate with respect to certain distributions or payments pursuant to the Plan, unless the holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or (b) provides a correct United States taxpayer identification number and certifies under penalty of perjury that the holder is a U.S. person, the taxpayer identification number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS.

XVIII.

RECOMMENDATION

Based on the foregoing analysis of the Debtors, their remaining assets, and the Plan, the Debtors believe that the best interests of all parties would be served through confirmation of the Plan. FOR THESE REASONS, THE DEBTORS AND THE COMMITTEE URGE ALL CREDITORS TO VOTE TO “ACCEPT” THE PLAN.

Dated this 19th day of November, 2004.

Respectfully submitted,

DAN RIVER INC., on behalf of itself and the other Debtors identified herein

By:	/s/ Barry F. Shea
Name:	Barry F. Shea
Title:	Executive VP and CFO

KING & SPALDING LLP

/s/ James A. Pardo, Jr.
James A. Pardo, Jr.
Georgia Bar No. 561206
Sarah Robinson Borders
Georgia Bar No. 610649
191 Peachtree Street
Atlanta, Georgia 30303-1763
(404) 572-4600
Fax: (404) 572-5149

ATTORNEYS FOR THE DEBTORS AND DEBTORS-IN-POSSESSION

EXHIBITS TO DISCLOSURE STATEMENT

Exhibit A	Joint Plan of Reorganization

Exhibit B	Pro Forma Financial Projections

Exhibit C	Valuation Analysis

Exhibit D	Liquidation Analysis